EXHIBIT 10.4




                                COMMERCIAL LEASE


                                 By and between


                                  FG 2200, LLC


                                   as Landlord


                                       and


                               BARPOINT.COM, INC.


                                    as Tenant





                             Date: November 30, 2000

                                COMMERCIAL LEASE
                                      INDEX
                                                                            PAGE
1.     DEFINED TERMS...........................................................2
2.     TERM....................................................................6
3.     USE.....................................................................6
4.     RENT....................................................................6
5.     OPERATING EXPENSES......................................................7
6.     SALES TAXES............................................................10
7.     ASSIGNMENT OR SUBLETTING...............................................10
8.     INSURANCE..............................................................13
9.     DEFAULT................................................................15
10.    ALTERATIONS............................................................18
11.    LIENS..................................................................19
12.    ACCESS TO PREMISES.....................................................20
13.    LANDLORD'S LIEN........................................................20
14.    INTENTIONALLY OMITTED..................................................20
15.    ENVIRONMENTAL LAWS.....................................................20
16.    CASUALTY DAMAGE........................................................21
17.    CONDEMNATION...........................................................22
18.    REPAIR AND MAINTENANCE.................................................23
19.    ESTOPPEL CERTIFICATES..................................................23
20.    SUBORDINATION..........................................................24
21.    INDEMNIFICATION........................................................25
22.    ANTIWAIVER.............................................................25
23.    NO REPRESENTATIONS BY LANDLORD.........................................25
24.    SERVICES AND UTILITIES.................................................25
25.    SECURITY DEPOSIT.......................................................26
26.    GOVERNMENTAL REGULATIONS...............................................27
27.    SIGNS..................................................................28
28.    SURVIVAL...............................................................28
29.    BROKER.................................................................28
30.    QUIET ENJOYMENT........................................................28
31.    END OF TERM............................................................29
32.    RECORDATION............................................................29
33.    LEASE NOT BINDING UNLESS EXECUTED......................................30
34.    ATTORNEYS' FEES........................................................30
35.    NOTICES................................................................30
36.    RADON GAS..............................................................31
37.    SUCCESSORS AND ASSIGNS; PERSONS BOUND..................................31
38.    JURY WAIVER; COUNTERCLAIMS.............................................31
39.    INTENTIONALLY OMITTED..................................................31
40.    IMPOSSIBILITY OF PERFORMANCE...........................................31
41.    GUARANTY...............................................................32
42.    TENANT'S REPRESENTATIONS...............................................32
43.    LANDLORD'S REPRESENTATION..............................................32
44.    INTENTIONALLY OMITTED..................................................32
45.    PARKING................................................................32
46.    GENERAL PROVISIONS.....................................................32
47.    INTENTIONALLY OMITTED..................................................33

EXHIBIT "A"   -     LEGAL DESCRIPTION OF BUILDING PROJECT
EXHIBIT "B"   -     SKETCH OF PREMISES
EXHIBIT "C"   -     SCHEDULE OF BASE RENT
EXHIBIT "D"   -     INTENTIONALLY OMITTED
EXHIBIT "E"   -     RULES AND REGULATIONS
EXHIBIT "F"   -     TENANT IMPROVEMENTS
EXHIBIT "G"   -     LETTER OF CREDIT
EXHIBIT "H"   -     WAIVER OF LANDLORD'S LIEN AGREEMENT
EXHIBIT "I"   -     INTENTIONALLY OMITTED
EXHIBIT "J"   -     GUARANTY

RIDER NO. 1   -     OPTION TO EXTEND
RIDER NO. 2   -     INTENTIONALLY OMITTED
RIDER NO. 3   -     LICENSE TO USE ROOFTOP SPACE

                                      LEASE


         THIS LEASE (the "Lease")is made and entered into as of the Date of this Lease, by and between FG 2200, LLC, a Florida limited liability company (the "Landlord"), and BARPOINT.COM, INC., a Florida corporation (the "Tenant").


                              W I T N E S S E T H:

         Subject to the terms and conditions of this Lease, Landlord leases to Tenant and Tenant hires from Landlord the Premises, together with any and all rights, benefits, privileges, and easements now or hereafter appurtenant thereto, except as reserved to Landlord under the terms of this Lease.

         Landlord and Tenant covenant and agree:

         1. DEFINED TERMS: The following terms, as used in this Lease, shall have the following meanings in this Lease and all exhibits and riders to this
Lease:

              (.1) "ADA" shall mean the Americans with Disabilities Act of 1990 and all similar present or future laws, together with all regulations promulgated under any of the laws.

              (.2) "Alterations" shall mean any alteration, addition, or improvement in or on or to the Premises of any kind or nature, including the Tenant Improvements.

              (.3) "Bankruptcy Code" shall mean the Bankruptcy Code of 1978, 11 U.S.C. Section 101 et seq., as amended from time to time, or any successor statute.

              (.4) "Base Rent" shall mean the amounts set forth in the schedule attached as EXHIBIT "C". The Base Rent is a flat amount and has not been calculated based on a price per square foot of space in the Premises.

              (.5) "Building" shall mean the commercial building containing approximately 50,000 rentable square feet of space and located at 2200 SW 10th Street, Deerfield Beach, Florida 33442. The Building is located within the Building Project. No representation or warranty is made as to the size of the Building and neither Tenant nor Landlord shall have any rights against the other should the actual size of the Building differ from 50,000 rentable square feet.

              (.6) "Building Project" shall mean all of the land (the "Land") together with the improvements thereon located at 2200 SW 10th Street, Deerfield Beach, Florida 33442, and more particularly described in the legal description attached as EXHIBIT "A" to this Lease.

              (.7) "Business Days" shall mean all days other than Saturdays, Sundays, or Legal Holidays.

              (.8) "Commencement Date" shall mean the Date of this Lease.

              (.9) Intentionally omitted.

              (.10) "Common Areas" shall have the definition set forth in
Section 14.

              (.11) "Communication" shall mean any notice demand, request, election, or other communication required or permitted to be given or made to or by any party of this Lease or otherwise given or made under or pursuant to this Lease (See Section 35).

              (.12) "Date of this Lease" shall mean the date when the last one of the Landlord and Tenant has signed this Lease.

              (.13) "Default Rate" shall mean the lesser of: (i) the Prime Rate in effect as of the date when the obligation accrued, plus 300 basis points, or
(ii) the Maximum Rate.

              (.14) "Emergency" shall mean the threat of imminent injury or damage to persons or property or the imminent imposition of a civil or criminal fine or penalty.

              (.15) "Environmental Laws" shall mean all applicable environmental ordinances, rules, regulations, statutes, orders, and laws of all local, state, or federal agencies or bodies with jurisdiction over the Premises or the activities conducted on the Premises (See Section 15).

              (.16) "Expenses" shall mean the total of all of the costs and expenses (including capital expenditures, subject to the limitations and provisions contained in Section 5C below) incurred or borne by Landlord with respect to the operation and maintenance of the Building Project and the services provided to Tenant, including but not limited to, the costs and expenses incurred with respect to: Real Estate Taxes; steam and any other fuel; water rates and sewer rates; heating; air conditioning; ventilation; window washing (exterior only); pest control (exterior only); trash and garbage removal (including dumpster rental); protection and security; repairs and maintenance to the Building Project; fees or dues including, but not limited to, payments under easements affecting the Land in existence as of the Date of this Lease; repairs, maintenance, replacements, and improvements which are appropriate for the continued operation of the Building Project as a first class building; exterior landscaping: fertilization and irrigation supply; parking area maintenance and supply; property management fees; all utilities serving the Building Project and not separately billed to or reimbursed by any tenant of the Building Project; painting of the Building Project; fire, extended coverage, all risks, earthquake, change in condition, sprinkler apparatus, plate glass, rental guaranty or interruption, public liability and property damage, flood, and any other additional insurance customarily carried by owners of comparable buildings or required by any mortgagee of the Building Project; supplies; service and maintenance contracts for the Building Project; wages, salaries, disability benefits, hospitalization, group insurance and other benefits respecting employees of the Landlord up to and including the building manager (including a pro rata share only of the wages and benefits of employees who are employed at more than one building; which pro rata share shall be determined by Landlord and shall be based on Landlord's estimate of the percentage of time spent by such employees at the Building Project); worker's compensation insurance; and payroll, social security, unemployment, and other similar taxes relating to employees. Landlord may contract for the performance of some or all of the management and maintenance functions generally described in this subsection with such persons or entities as Landlord shall deem appropriate, including persons or entities which are affiliated with Landlord.

                    Notwithstanding anything to the contrary contained in this Lease, expenses shall exclude, or have deducted from them, as the case may be and as shall be appropriate:

                    (a) Insurance proceeds received by Landlord to the extent the proceeds are reimbursement for expenses included in Expenses;

                    (b) Depreciation, amortization, or interest payments, except as specifically provided in this subsection and except on materials, tools, supplies, and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization, and interest payments would otherwise have been included in the charge for such third party's services, and when depreciation or amortization is permitted or required, the item shall be depreciated or amortized, as the case may be, over its reasonably anticipated useful life;

                    (c) Interest, principal, points, and fees on any mortgage or other debt instrument encumbering the Building Project;

                    (d) Interest or other penalties for the late payment of any Real Estate Taxes;

                    (e) Property management fees in excess of 5% of the total annual Base Rent payable for the Building Project;

                    (f) Any ground lease rental;

                    (g) The rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems and except items rented on a temporary or emergency basis) which if purchased, rather than rented, would constitute a capital improvement (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services and except for rentals of items which would otherwise be capital items includable in Expenses under the terms of this Lease);

                    (h) Costs incurred by Landlord due to the violation by Landlord of the terms and conditions of this Lease;

                    (i) Overhead and profit paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services provided to the Building Project to the extent the same exceeds the costs of such goods and/or services customarily charged for similar goods or services by providers of equal or better qualifications for buildings of like class and character;

                    (j) Landlord's general corporate overhead and general administrative expenses;

                    (k) Except for making repairs or keeping permanent systems in operation while repairs are being made, rentals and other related expenses incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature (other than on a short-term basis) except equipment not affixed to the Building which is used in providing janitorial or similar services;

                    (l) Advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or other tenants;

                    (m) Costs incurred in connection with upgrading the Building to comply with handicap, life, fire, and safety, or any other governmental law, code, ordinance or regulation in effect prior to the Date of this Lease. Notwithstanding the foregoing, if the Building is not complying with any such governmental requirement in effect prior to the Date of this Lease, but Landlord is not required to make changes to bring the Building into compliance because of a "grandfather" exemption or any other legal exemption excusing current compliance, but, as a result of any Alterations made by Tenant (including the Tenant Improvements), compliance with such governmental requirement is then mandated, all costs of such compliance shall be borne by Tenant;

                    (n) Costs associated with the operation of the business of the limited liability company or entity which constitutes Landlord as the same are distinguished from the costs of the Building, including partnership, accounting, and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be an issue), costs of selling, syndicating, financing, mortgaging, or hypothecating any of Landlord's interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building Project operations, disputes of Landlord with the Building Project's management company, or outside fees paid in connection with disputes with other tenants;

                    (o) Costs directly resulting from the negligence of Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired, or engaged by Landlord or its agents including the selection of building materials;

                    (p) Costs arising from Landlord's charitable or political contributions; and

                    (q) Costs, other than maintenance costs, of sculpture, paintings, or other objects of art.

              (.17) "Guarantor(s)" shall mean BPNT I LLC, a Florida limited liability company and any party who subsequently guaranties all or any part of Tenant's obligations under this Lease (See Section 41).

              (.18) "Guaranty Letter of Credit" shall have the definition set forth in the Guaranty attached as EXHIBIT "J".

              (.19) "Landlord's Notice Address" shall mean FG 2200, LLC, 631 US Highway 1, Suite 206E, North Palm Beach, Florida 33408.

              (.20) "Lease Term" shall mean the period from the Commencement Date through December 31, 2010, as extended or sooner terminated under the terms of this Lease (See Section 2).

              (.21) "Leasing Broker" shall mean Cushman & Wakefield of Florida, Inc. and Lincoln Property Company (See Section 29).

              (.22) "Legal Holidays" shall mean days on which national banks are closed for business in the city where the Building Project is located.

              (.23) "Material Alterations" shall mean any Alteration which (i) affects the exterior of the Building; or (ii) is structural; or (iii) affects any area outside the Building; or (iv) affects utility services or mechanical, electrical, sanitary, plumbing, HVAC, life safety, or other systems of the Building; or (v) has a cost in excess of $25,000.00.

              (.24) "Maximum Rate" shall mean the highest rate of interest permitted to be charged by applicable law.

              (.25) "Monetary Default" shall have the definition set forth in Subsection 9A.

              (.26) "Nonmonetary Default" shall have the definition set forth in Subsection 9A.

              (.27) "Parking Areas" shall mean all of the areas available on the Land for automobile parking (See Section 45).

              (.28) "Personal Property" shall have the definition set forth in
Section 13.

              (.29) "Plans" shall have the definition set forth in Exhibit "F".

              (.30) "Premises" shall mean the Building Project. However, Landlord reserves the right to locate telecommunications equipment or antennae on the roof or exterior of the Building or on any portion of the Land outside the Building for the use of third parties, provided that the location of any such equipment shall be subject to Tenant's consent, not to be unreasonably withheld, conditioned, or delayed and, without limiting the generality of the foregoing, Tenant shall consent to the installation of any equipment or antenna which will not substantially interfere with Tenant's use of the Premises. Notwithstanding the foregoing, no telecommunications equipment or antenna may be installed by Landlord which will interfere with transmissions to and from telecommunications equipment of Tenant and the placement of any such equipment or antenna shall not cause the loss of any parking spaces on the Land.

              (.31) "Prime Rate" shall mean the per annum interest rate as published in the Wall Street Journal from time to time as the "prime rate".

              (.32) "Real Estate Taxes" shall mean the total of all of the taxes, assessments, excises, levies, and other charges by any public authority, which are general or special, ordinary or extraordinary, foreseen or unforeseen, or of any kind and nature whatsoever, and which shall during or in respect to the Lease Term, be assessed, levied, charged, confirmed, or imposed upon, or become due and payable out of, or become a lien on the Building Project or appurtenances or facilities used in connection with the Building Project. Real Estate Taxes shall specifically include, without limitation, all ad valorem taxes, personal property taxes, transit taxes, taxes or charges on vaults or vault spaces (unless the tax or charge is payable by a tenant directly), special or extraordinary assessments, government levies, and all other taxes or other similar charges, if any, which are levied, assessed, or imposed upon, or become due and payable in connection with the Building Project or appurtenances or facilities used in connection with the Building Project; provided, however, that the following taxes are excluded from Real Estate Taxes (unless they are or shall become substitute taxes as provided in this subsection): any franchise, excise, income, gross receipts, profits, or similar tax assessed on or relating to the income of Landlord, and any capital levy, estate, gift, inheritance, transfer, or similar tax assessed by reason of any inheritance, devise, gift, or transfer of any estate in the Building Project by Landlord. If, because of a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, gross receipts, profits, or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the Real Estate Taxes, or instead of additions to or increases of Real Estate Taxes, or otherwise as a result of or based on or arising out of the ownership, use, or operation of the Building Project, then the franchise, income, transit, gross receipts, profits, or other tax or governmental imposition shall be deemed to be included within the definition of "Real Estate Taxes". As to special assessments that are payable over a period of time extending beyond the Lease Term, only a pro rata portion of the special assessments, covering the portion of the Lease Term that is unexpired at the time of the imposition of the assessment shall be included in "Real Estate Taxes". If, by law, any assessment may be paid in installments, then, for the purposes of this Lease, (a) the assessment shall be deemed to have been payable in the maximum number of installments permitted by law, and (b) there shall be included in Real Estate Taxes, for each year in which the installments may be paid, the installments so becoming payable during that year, together with any interest payable on the assessments during the year. "Real Estate Taxes" shall also include all costs and expenses incurred by Landlord in contesting the amount of the assessment of the Building Project made for Real Estate Taxes, including attorneys', accountants', consultants', and appraisers' fees, provided that such costs and expenses may be included only to the extent that they do no exceed the savings in Real Estate Taxes achieved as a result of such efforts. "Real Estate Taxes" shall not include impact fees and special assessments levied as a result of the initial development or any redevelopment or expansion of the Building Project. The amount of Real Estate Taxes includable in Expenses for any year shall not exceed the amount payable with the maximum discount for earliest payment, provided that Tenant has paid the full amount of the current year's Real Estate Taxes to Landlord prior to the last day for payment in order to obtain the maximum discount.

              (.33) "rent" shall have the definition set forth in Subsection 4E.

              (.34) "Rules and Regulations" shall mean the reasonable rules and regulations for the Building Project promulgated by Landlord from time to time, provided that any subsequently promulgated rules and regulations shall not conflict with the terms of this Lease or increase Tenant's obligations or diminish Tenant's rights under this Lease. The Rules and Regulations which apply as of the Date of this Lease are attached as EXHIBIT "E".

              (.35) "Security Deposit" shall mean an irrevocable letter of credit in the amount of $800,000.00, in the form attached hereto as EXHIBIT "G", as that amount may be increased or decreased from time to time, which Security Deposit shall be delivered to Landlord by Tenant on execution of this Lease by Tenant (See Section 25).

              (.36) Intentionally omitted.

              (.37) "Tenant Improvements" shall have the definition set forth in EXHIBIT "F".

              (.38) "Tenant's Notice Address" shall, prior to Tenant's occupancy of the Premises, mean One East Broward Boulevard, Fort Lauderdale, Florida 33301, attention: Chief Financial Officer and after Tenant's occupancy of the Premises, mean 2200 S.W. 10th Street, Deerfield Beach, Florida 33442, attention:
Chief Financial Officer, with a simultaneous copy to Peter L. Tunis, Esquire, Greenberg, Traurig, et al, 515 East Las Olas Boulevard, Suite 1500, Fort Lauderdale, Florida 33301.

              (.39) "Tenant's Property" shall have the definition set forth in
Section 31.

              (.40) "Unavoidable Delay" shall have the definition set forth in
Section 40.

         2. TERM: Tenant shall have and hold the Premises for the Lease Term. The Lease Term shall commence on the Commencement Date. Exclusive possession of the Premises shall be delivered by Landlord to Tenant on the Commencement Date.

         3. USE: A. Subject to the provisions of this Lease, Tenant shall have access to the Premises 24 hours a day seven days a week. Tenant shall use and occupy the Premises only for general office and warehouse purposes including, but not limited to, conference and computer facilities, data center, employee kitchen and lunchroom - cafeteria, health-fitness facility, and other uses customary to a corporate headquarters office building. Tenant shall not use or permit or suffer the use of the Premises for any other business or purpose. This provision is in the nature of a restrictive covenant affecting real estate and it shall be unnecessary for Landlord to prove irreparable harm in order to obtain an injunction mandating compliance with this restrictive covenant.

              B. Notwithstanding anything contained or set forth in this Lease to the contrary, nothing set forth in this Lease shall be construed, in any manner whatsoever, as an implied covenant of continuous operation on the part of Tenant, and Landlord specifically acknowledges that there is no covenant of continuous operation on the part of Tenant, express or implied. In the event that Tenant elects to cease its business operations at the Premises and vacates the Premises, such vacating of the Premises shall not be deemed an event of default under this Lease, nor shall such a vacating of the Premises relieve Tenant of any of its liabilities or obligations under and pursuant to this Lease.

         4. RENT: A. Base Rent. Tenant shall pay to Landlord in lawful United States currency the Base Rent. All Base Rent shall be payable in equal monthly installments, in advance, beginning on the Rent

Commencement Date, and continuing on the first day of each and every calendar month thereafter during the Lease Term. Rent payments for any fractional month shall be paid on a per diem basis (calculated on the basis of a 30 day month).

              B. Additional Rent. Unless otherwise expressly provided, all monetary obligations of Tenant to Landlord under this Lease, of any type or nature, other than Base Rent, shall be denominated as additional rent. Except as otherwise provided, all additional rent payments are due ten days after delivery of an invoice. Landlord shall have the same rights and remedies for defaults in the payment of additional rent as provided in this Lease for defaults in the payment of Base Rent.

              C. First Month's Rent. On the earlier of the date when Tenant takes possession of the Premises or any portion of the Premises for the conduct of its business, or January 1, 2001, Tenant shall pay to Landlord the sum of $72,654.17 (which includes sales tax) as payment in advance of the installments of Base Rent and additional rent for Expenses for the first month of the Lease Term.

              D. Rent Abatement. Notwithstanding anything contained in this Lease to the contrary, as an inducement to Tenant to enter into this Lease and as consideration for the execution of this Lease by Tenant, Landlord agrees that if and for as long as Tenant is not in default under this Lease beyond any applicable grace period, Tenant shall have a rent credit in the amount of the Base Rent owed for the period from the Commencement Date through December 31, 2000, which credit shall be applied to the Base Rent due for that period. In addition, notwithstanding anything to the contrary contained in this Lease, Tenant shall have a rent credit in the amount of the additional rent for Expenses for the period from the Commencement Date through the earlier of the date when Tenant takes possession of the Premises or any portion of the Premises for the conduct of its business, or December 31, 2000, which credit shall be applied to the additional rent due for that period. Tenant shall pay a flat amount as additional rent for Expenses for the period after Tenant takes possession of the Premises or any portion of the Premises for the conduct of its business through December 31, 2000, in the amount of $472.60 per day.

              E. General. The term "rent" when used in this Lease shall include Base Rent and all forms of additional rent. All rent shall be paid to Landlord without demand, setoff, or deduction whatsoever, except as specifically provided in this Lease, at Landlord's Notice Address, or at such other place as Landlord shall designate in writing to Tenant. Tenant's obligations to pay rent are covenants independent of the Landlord's obligations under this Lease.

         5. OPERATING EXPENSES: A. From the Commencement Date, Tenant shall pay to Landlord all Expenses in accordance with the terms and provisions of this section.

              B. Expense Payment:

                    (1) Landlord shall reasonably estimate the Expenses which will be payable for each calendar year during the Lease Term in advance and Tenant shall pay one-twelfth (1/12) of such Expenses monthly in advance, together with the payment of Base Rent. After the end of each calendar year and after receipt by Landlord of all necessary information and computations, Landlord shall furnish Tenant, no later than April 1st, a detailed statement of the actual Expenses for the year; and an adjustment shall be made between Landlord and Tenant with payment to or repayment by Landlord, as the case may require, to the end that Landlord shall receive the entire amount actually owed by Tenant for Expenses for such year and Tenant shall receive reimbursement for any overpayments. Any payment adjustment owed by Tenant will be due within 30 days after Tenant's receipt of such statement. Any refund will be credited against Tenant's monthly rent obligations or paid to Tenant if the Lease Term has expired. Each time Landlord provides Tenant with an actual or estimated statement of Expenses, such statement shall be itemized on a line item by line item basis, showing the applicable expense for the applicable year and the prior year (except during the first year of the Lease Term).

                    (2) Tenant shall have the right to "audit" Expenses as provided in this subsection. Tenant waives and releases any and all objections or claims relating to Expenses for any calendar year unless, within 180 days after Landlord provides Tenant with the annual statement of the actual Expenses for the calendar year, Tenant "audits" the Expenses for the year in question and provides notice to Landlord of claimed overcharges within 60 days of commencement of the "audit". Tenant shall conduct its "audit" by examining Landlord's books and records pertaining to Expenses for the year in question. The books and records which Tenant may examine are limited to the following: (i) printouts of ledgers of Operating Costs for the period covered by the disputed statement; (ii) supporting information as to any allocations of categories of Operating Costs reflected in the disputed statement when the applicable expense is not a direct payment of a specific invoice; (iii) paid invoices supporting items of Operating Costs reflected in the disputed statement, as selected by Tenant; (iv) contracts and agreements relating to items of Operating Costs reflected in the disputed statement, as selected by Tenant; (v) a recap of the payroll relating to personnel expenses included in Operating Costs in the disputed statement with the employees listed by job function and not by name. The examination shall be conducted at the place where the books and records are maintained, shall be conducted during regular business hours, shall be restricted to one examination per calendar year, and shall be at the sole cost and expense of Tenant. Tenant shall reimburse Landlord for the costs of photocopying any books and records requested by Tenant in an amount equal to the actual cost charged to Landlord by third party copy services or $.15 per page should the copies be made with Landlord's photocopying equipment. If it is finally determined that the disputed statement contains an error in an amount in excess of 5% of the total amount of the statement, Landlord shall pay the reasonable out of pocket costs and expenses of Tenant for the examination, unless the variance is attributable to disputed items subject to differing interpretations as to which Landlord and Tenant reach a compromise instead of resorting to formal dispute resolution procedures. In no event shall Landlord be obligated to pay any of Tenant's costs which are calculated on a percentage of the recovery by Tenant or any other contingency based fees. Examinations may only be conducted by an employee of Tenant or a certified public accountant who is not being compensated based on a percentage of the recovery by Tenant or on any other contingency fee basis. The certified public accountant performing the examination must be licensed to practice in Florida. Upon Landlord's receipt of a timely objection notice from Tenant, Landlord and Tenant shall work together in good faith to resolve the discrepancy between Landlord's statement and Tenant's review. If Landlord and Tenant determine that Operating Costs are less than reported, Landlord shall promptly pay to Tenant, or provide Tenant with a credit against future rent in the amount of, the difference. Likewise, if Landlord and Tenant determine that Operating Costs are greater than reported, Tenant shall promptly pay the difference to Landlord. If Landlord disputes the results of Tenant's examination and Landlord and Tenant are unable to resolve the dispute by negotiation, the dispute shall be submitted to arbitration in accordance with the non-expedited procedures of the Commercial Arbitration Rules of the American Arbitration Association then in force, with the following exceptions. Each arbitrator shall each have at least ten years' experience in the supervision of the operation and management of major office buildings in the South Florida area. The scope of the arbitrators' inquiry and determination shall be limited to whether Operating Costs as billed to Tenant are in accordance with the definitions and computations provided in this Lease and the arbitrators shall not apply principles of good faith and fair dealing, unconscionability, or any other equitable principles in reaching their decision. The arbitrators must set forth in any award findings of fact and conclusions of law supporting the decision.

              C. All Expenses which are considered capital items under customary real estate accounting practices shall be included in Expenses for the year in which the costs are incurred and subsequent years, amortized on a straight line basis over the useful life of the capital item, but in no event more than ten years, within an interest factor equal to the Prime Rate in effect at the time of Landlord's having incurred the expenditure, but in no event greater than the Maximum Rate. Notwithstanding the foregoing, capital expenditures having a cost of $5,000.00 or less shall not be amortized but instead the full cost of such expenditure shall be included in Expenses for the year in which the cost is incurred. Notwithstanding anything contained in this Lease to the contrary, in no event may any costs of roof replacement be included in Expenses during the first five years of the Lease Term. Before replacing any capital item which has a replacement cost of $5,000.00 or more, Landlord shall obtain Tenant's concurrence that replacement of the item, as opposed to repair, is prudent, which concurrence by Tenant shall not be unreasonably withheld, conditioned, or delayed. At Tenant's option, any capital expenditures having a cost in excess of $5,000.00 shall be obtained through a competitive bidding process as to which Tenant shall have the right to designate a qualified bidder. If Landlord selects a bid other than the lowest responsive bid from a qualified bidder, the amount applicable to such capital expenditure which may be included in Expenses shall be not more than the amount of the lowest responsive bid from a qualified bidder. Any dispute between Landlord and Tenant under this section shall be settled by arbitration in accordance with the arbitration provisions set forth in the Landlord Default section of this Lease.

              D. The additional rent due under this section for the first year of the Lease Term shall be a proportionate share of the additional rent for the entire year, such proportionate share to be based upon the length of time that the Lease Term will be in existence during such first year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant's default), whether such date is the date set forth in this Lease for the expiration of the Lease Term or any prior or subsequent date, a proportionate share of the Expenses for the year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if not previously billed and paid. Such proportionate share shall be based upon the number of days that this Lease shall have been in existence during such year. Notwithstanding any expiration or sooner termination of this Lease, Landlord shall, as soon as reasonably practicable, compute the additional rent due from Tenant, as aforesaid, which computations shall either be based on that year's actual figures or be an estimate based upon the most recent statements previously prepared by Landlord and furnished to Tenant under this section. If an estimate is used, then Landlord shall cause statements to be prepared on the basis of the year's actual figures promptly after they are available, and within ten days after such statement or statements Landlord and Tenant shall make appropriate adjustments of any estimated payments previously made.

              E. Any delay or failure of Landlord in billing for any additional rent under this section shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such additional rent. If any statement of Expenses should not be determined on a timely basis, Tenant shall continue to make payments at the rate in effect during the preceding period, and, promptly following such final determination by Landlord, there shall be an appropriate adjustment and payment by Tenant of all amounts on account of Expenses which would have been made if such Expenses had been timely determined. If any amount is owed Tenant pursuant to such final determination, then Tenant shall deduct such amount from the Base Rent due for the month immediately following the month in which such final determination is made, provided, however, that if the Lease Term shall have expired in due course (and not because of a default by Tenant) on the date when the final determination is made, then Landlord shall promptly pay to Tenant all the amounts which are then due and owing.

              F. Notwithstanding anything contained in this section to the contrary, in lieu of including certain utility charges or services in Expenses, Landlord may bill Tenant and Tenant shall pay for such utilities or services directly which are subject to quantification. In addition, Landlord may, in lieu of including certain utility charges in Expenses, provide for direct delivery of such utility services to Tenant by the utility providers. If so, all costs and expenses incurred in connection with provision of the applicable utility services directly to Tenant shall be includable in Expenses or paid by Tenant in amounts as reasonably allocated by Landlord, and after the direct provision of utility services has been effected, the applicable utility charges for ongoing service shall not be included in Expenses.

              G. Subject to the following conditions, Tenant may contest the assessed value of the Premises for real estate tax purposes (the "Contest Proceedings"):

                    (1) Tenant shall notify Landlord, in accordance with the notice provisions in the Lease, prior to pursuing any Contest Proceedings.

                    (2) As of the date Tenant gives Landlord notice of its intent to pursue Contest Proceedings, no event of default shall have occurred under the Lease and there shall exist no event with which the passage of time or giving of notice would constitute an event of default under the Lease.

                    (3) The Contest Proceedings do not involve any material danger, in Landlord's reasonable opinion, of the sale, forfeiture, or loss of the Premises or the imposition of civil or criminal liability on Landlord.

                    (4) The Contest Proceedings are commenced in good faith and diligently prosecuted to completion through appropriate proceedings. Tenant shall send Landlord monthly written status reports as to the Contest Proceedings and will provide Landlord with such additional information and copies of documents as Landlord may reasonable request.

                    (5) Tenant shall not commence a law suit to contest the assessed value of the Premises without Landlord's consent, which will not be unreasonably withheld. In the event any such suit is filed, Tenant shall provide Landlord with a surety bond, letter of credit, or cash security in the amount of the taxes claimed by the taxing authorities, unless Tenant has paid the full amount of the contested taxes prior to or at the time of filing the suit.

                    (6) The consultants retained by Tenant to prosecute the Contest Proceedings shall be subject to Landlord's approval, not to be unreasonably withheld.

                    (7) The filing of Contest Proceedings shall not excuse Tenant's liability for payment of additional rent for Expenses owed under the Lease during the pendency of the Contest Proceedings. Tenant shall continue to pay Landlord, on a timely basis, the monthly installments of Expenses otherwise payable by Tenant under this Lease.

                    (8) Tenant agrees to pay, indemnify, hold harmless, and defend Landlord from and against all loss, liability, or damage and any sums, fees, and costs, including reasonable attorneys' and paralegals' fees in connection with the Contest Proceedings.

                    (9) Tenant shall pay and discharge any amounts that are levied, assessed, or imposed including all penalties, fines, interest, attorneys' fees, and costs as a result of the Contest Proceedings and shall provide proof of payment to Landlord within 15 days of the termination of the Contest Proceedings.

              H. Notwithstanding anything contained in this article or elsewhere in the Lease to the contrary, if Landlord's lender does not require Landlord to pay Real Estate Taxes into escrow on a monthly installment basis, the Real Estate Tax portion of the monthly Expenses payment made by Tenant will be deposited by Landlord into a separate interest bearing account. To the extent that, after the annual payment of the Real Estate Taxes by Landlord, there is interest remaining in the account, Tenant shall be paid such interest on annual basis. Landlord shall deposit the monthly tax payments into a money market or similar form of interest bearing account maintained by the bank at which Landlord does business, as selected by Landlord.

              I. On or before November 1st of each year, Landlord shall prepare and submit to Tenant for its approval an annual budget for the Expenses expected to be incurred for the succeeding calendar year. Within 15 days after receipt of the proposed budget, Tenant must either approve or disapprove it and, if disapproved, specify the reasons therefor. Such approval shall not be unreasonably withheld, conditioned, or delayed. The approval of the budget shall authorize the Landlord to expend the sums reflected in it. If, after reasonable efforts, a budget has not been approved by Tenant by December 1st, Tenant can elect to have Landlord obtain competitive bids for line items in the budget designated by Tenant. Tenant shall have the right to designate a properly qualified bidder for each designated line item. If Landlord selects a bid other than the lowest responsive bid from a qualified bidder, the amount applicable to such line item which may be included in Expenses shall be not more than the amount of the lowest responsive bid from a qualified bidder. After the budget has been approved, the actual expenditures for Expenses for the calendar year to which the budget applies shall not exceed 10% of the budgeted amount without Tenant's consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Any dispute between Landlord and Tenant under this section shall be settled by arbitration in accordance with the arbitration provisions set forth in the Landlord Default section.

         6. SALES TAXES: Tenant shall pay monthly to Landlord any sales, use, or other tax (excluding state and federal income tax) now or hereafter imposed by the United States of America, the State in which the Premises are located, or any political subdivision of them, on any form of rent due under this Lease, or in substitution for any rent, notwithstanding the fact that the law imposing the tax may endeavor to impose it on Landlord.

         7. ASSIGNMENT OR SUBLETTING:

              A. General; Definition of Transfer. Neither Tenant nor Tenant's legal representatives or successors in interest by operation of law or otherwise shall transfer this Lease except as provided in this article. For purposes of this article, a "transfer" shall mean any of the following: (i) an assignment of this Lease; (ii) a collateral assignment, mortgage, or other encumbrance involving this Lease; (iii) a sublease, license agreement, or other agreement permitting all or any portion of the Premises to be used by others; (iv) a reduction of Tenant's assets to the point that this Lease is substantially Tenant's only asset; (v) a change or conversion in the form of entity of Tenant or any transferee or any entity controlling any of them which has the effect of limiting the liability of any of the partners, members, or other owners of the entity; (vi) the agreement by a third party to assume, take over, or reimburse Tenant for any of Tenant's obligations under this Lease in order to induce Tenant to lease space from the third party; or (vii) any transfer of control of Tenant, which shall be defined as any issuance or transfer of stock in any corporate tenant or subtenant or any interest in any noncorporation entity tenant or subtenant, by sale, exchange, merger, consolidation, operation of law, or otherwise, or creation of new stock or interests, by which an aggregate of 50% or more of Tenant's stock or equity interests shall be vested in one or more parties who are not stockholders or interest holders as of the Date of this Lease, or any transfer of the power to direct the operations of any entity (by equity ownership, contract, or otherwise), to one or more parties who are not stockholders or interest holders as of the Date of this Lease, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions. This section shall not apply to sales of stock which are effected through any recognized securities exchange. Any modification or amendment to any sublease of any portion of the Premises shall be deemed a further sublease of this Lease. As used in this article, the term "transferee" shall include any assignee or subtenant of Tenant or any other party involved in any of the other transactions or events constituting a transfer.

              B. Request for Consent. If Tenant requests Landlord's consent to a transfer (other than a Permitted Transfer), it shall submit in writing to Landlord, not later than 30 days before any anticipated transfer, (i) the name and address of the proposed transferee, (ii) a duly executed letter of intent (binding or non-binding) containing all of the material terms of the proposed transaction, (iii) reasonably satisfactory information as to the nature and character of the business of the proposed transferee, as to the nature and character of its proposed use of the space, and otherwise responsive to the criteria set forth in Reasonable Consent section of this article, and (iv) banking, financial, or other credit information relating to the proposed transferee reasonably sufficient to enable Landlord to reasonably determine the financial responsibility and character of the proposed transferee, including balance sheets and profit and loss statements for the transferee covering the three years before the transfer, certified by the transferee, and a list of personal, banking, business, and credit references for the transferee.

              C. Recapture. Except in the event of a Permitted Transfer, if Tenant proposes to assign this Lease or sublet all or substantially all of the Premises, Landlord shall have the option to cancel and terminate this Lease as of the proposed commencement date for the transfer which option is to be exercised within 15 Business Days from submission of Tenant's request for Landlord's consent to a specific transfer. If Landlord exercises its recapture option under this section, Tenant shall have the right, to be exercised by notice given within ten days of Landlord's notice of its exercise of its recapture option, to rescind its request for Landlord's consent to the transfer and, if so, this Lease shall remain in full force and effect.

              D. Reasonable Consent. If Landlord does not elect the termination option provided in the Recapture section of this article, Landlord shall not unreasonably withhold or delay its consent to a proposed transfer. Landlord shall be deemed to have reasonably withheld its consent to any proposed transfer unless all of the following conditions have been established to Landlord's reasonable satisfaction:

                    (1) The proposed transferee has sufficient financial wherewithal to discharge its obligations under this Lease or its sublease, as the case may be.

                    (2) The proposed transfer shall not, in Landlord's reasonable judgment, cause physical harm to the Building Project or harm to the reputation of the Building Project.

                    (3) The proposed use of the Premises by the proposed transferee will be a use permitted under this Lease and not prohibited by the Rules and Regulations, and will not violate any restrictive covenants affecting the Building Project in effect as of the Commencement Date.

                    (4) The proposed use of the Premises by the proposed transferee will not require alterations or additions to the Premises or the Building Project to comply with applicable law or governmental requirements (unless Tenant or the transferee pays the entire cost of the alterations or additions) and will not negatively affect insurance requirements or involve the introduction of materials to the Premises that are not in compliance with the Environmental Laws.

                    (5) Any mortgagee of the Building Project will consent to the proposed transfer if such consent is required under the relevant loan documents.

                    (6) There shall be no default by Tenant, beyond any applicable grace period, under any of the terms, covenants, and conditions of this Lease at the time that Landlord's consent to a transfer is requested.

Tenant acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold its consent to a proposed transfer.

              E. Tenant Remedies. Tenant waives any remedy for money damages (nor shall Tenant claim any money damages by way of setoff, counterclaim, or defense) based on any claim that Landlord has unreasonably withheld, delayed, or conditioned its consent to a proposed transfer under this Lease. Tenant's sole remedy in such an event shall be to institute an action or proceeding seeking specific performance, injunctive relief, or declaratory judgment. Whenever Tenant alleges that Landlord has acted unreasonably as to a request for consent to a transfer, then Tenant shall send Landlord a notice (a "Hearing Notice") specifying the consent which it alleges has been unreasonably withheld or delayed and electing to have the dispute resolved by an informal hearing ("Hearing") upon and subject to the following terms and conditions:

                    (1) In the Hearing Notice Tenant shall designate an arbitrator of its selection who meets the qualifications set forth below. Within five days after receipt of the Hearing Notice, Landlord shall notify Tenant of Landlord's designation of a second arbitrator. The two arbitrators so designated shall select a third, neutral arbitrator (the "Chief Arbitrator") who shall, to the extent practicable, be a party not generally known as predominately representing landlords or tenants in commercial lease transactions. The Hearing shall be held at the offices of the Chief Arbitrator.

                    (2) Each of the designated arbitrators shall be (i) an attorney who is a member of The Florida Bar and has not less than ten years' active experience in commercial leasing practice, and (B) a disinterested party not then, nor previously, professionally engaged, nor shall the law firm with which the individual is associated be then or have been previously professionally engaged, by either Landlord or Tenant or any affiliate of either of them nor shall the individual or his associated law firm have been advised of any intention of Landlord or Tenant or any affiliate of either of them so to engage the individual or law firm.

                    (3) The Hearing shall be held on the date specified in the Hearing Notice (which shall be no less than ten nor more than 20 days after the Hearing Notice is received) and pursuant to procedural rules to be established by the Chief Arbitrator and the scope of the arbitrators' inquiry and determination shall be strictly limited to whether Landlord has been reasonable or unreasonable in applying the standards of Subsection 7D.

                    (4) The determination of a majority of the arbitrators shall be conclusive upon the parties and shall be made within five days after the Hearing is completed.

                    (5) No Hearing may be held and no evidence presented at the Hearing unless the non serving party shall have received the Hearing Notice at least five days prior to the date of the Hearing.

                    (6) Either party shall be entitled to a second hearing before the same arbitrators to be held within five days after the Hearing in order to respond to any claims, allegations, or assertions of fact made by the other party during the Hearing which the party seeking the second hearing did not know of or could not have reasonably known of.

                    (7) If the arbitrators selected by Landlord and Tenant are unable to agree upon the third arbitrator, then a Chairman of the Landlord/Tenant Committee of the Real Property, Probate and Trust Law Section of The Florida Bar shall designate the third arbitrator, subject to the qualification requirements of this section.

                    (8) The party against whom the arbitrators find shall pay the fees and expenses of the arbitrators. If the arbitrators find that the losing party has acted in bad faith, then the losing party shall pay the reasonable attorneys' fees of the prevailing party.

                    (9) Upon a finding in favor of Tenant, Tenant shall be permitted to complete the transfer in accordance with its terms. The arbitrators' decision may also be entered as a final judgment in the court records of the jurisdiction.

              F. Subleases. Any sublease shall provide that: (i) the subtenant shall not violate the applicable terms and conditions of this Lease to be performed by Tenant; (ii) the sublease is expressly subject to all of the terms and provisions of this Lease; and (iii) unless Landlord elects otherwise, the sublease will not survive a termination of this Lease (whether voluntary or involuntary) or resumption of possession of the Premises by Landlord following a default by Tenant. Any assignment of lease shall contain an assumption by the assignee of all of the terms, covenants, and conditions of this Lease to be performed by the Tenant.

              G. Consideration for Consent. If Tenant effects any transfer, then Tenant thereafter shall pay to Landlord a sum equal to 50% of (a) the net rent, additional rent, or other consideration paid to Tenant by any transferee that is in excess of the rent then being paid by Tenant to Landlord under this Lease for the portion of the Premises so transferred (on a prorated, square footage basis), and (b) any other profit or gain (after deducting any necessary expenses incurred) realized by Tenant from the transfer. The net rent, additional rent, or other consideration paid to Tenant shall be calculated by deducting from the gross rent, additional rent, or other consideration reasonable and customary real estate brokerage commissions actually paid by Tenant to third parties, tenant improvement allowances, rent concessions, the actual cost of improvements to the Premises made by Tenant for the transferee, and other direct out of pocket costs actually incurred by Tenant in connection with the transfer (as long as the costs are commercially reasonable and are commonly incurred by landlords in leasing similar space). Profit or gain shall specifically include all sums paid for any asset of Tenant other than this Lease which is in excess of the fair market value of the asset. Upon reasonable notice, Landlord shall have the right to audit Tenant's books and records to determine the amount payable to Landlord under this section. All sums payable by Tenant under this section shall be payable to Landlord immediately on receipt by Tenant.

              H. Permitted Transfers. The option in favor of Landlord set forth in the Recapture section of this article shall not apply to, and Landlord's consent will not be required as to, a transfer to the parent corporation of Tenant or to a wholly owned subsidiary corporation of Tenant or of the parent corporation of Tenant, or to any corporation into or with which Tenant may be merged or consolidated, or to any entity acquiring all or substantially all of Tenant's assets, provided that, in the event of an assignment or merger (i) the resulting entity shall own all or substantially all of the assets of Tenant, and
(ii) the resulting entity shall have sufficient financial wherewithal to discharge its obligations under this Lease or its sublease, as the case may be; provided further, that the form of any agreement of assignment or any sublease shall otherwise comply with the terms and conditions of this article. Any transfer described in this section may be referred to as a "Permitted Transfer".

              I. No Waiver. Consent by Landlord to a transfer shall not relieve Tenant from the obligation to obtain Landlord's written consent to any further transfer. If Landlord consents to a transfer, in no event shall any permitted transferee assign or encumber this Lease or its sublease, or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part of it to be used or occupied by others, without Landlord's prior written consent in each instance.

              J. Acceptance of Payments. If this Lease is nevertheless assigned, or the Premises are sublet or occupied by anyone other than Tenant, Landlord may accept rent from the assignee, subtenant, or occupant and apply the net amount received to the rent reserved in this Lease, but no such assignment, subletting, occupancy, or acceptance of rent shall be deemed a waiver of the requirement for Landlord's consent as contained in this article or constitute a novation or otherwise release Tenant from its obligations under this Lease.

              K. Continuing Liability. Except as provided in the Recapture section of this article, following any transfer, Tenant shall remain liable to Landlord for the prompt and continuing payment of all forms of rent payable under this Lease. The joint and several liability of Tenant and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant's part to be performed or observed, shall not in any way be discharged, released, or impaired by any (i) agreement that modifies any of the rights or obligations of the parties under this Lease, (ii) stipulation that extends the time within which an obligation under this Lease is to be performed, (iii) waiver of the performance of an obligation required under this Lease, or (iv) failure to enforce any of the obligations set forth in this Lease.

              L. Payment of Fees. If Landlord consents to any transfer, Tenant shall pay to Landlord, on demand, all reasonable attorneys' fees and actual costs associated with Landlord's consent to any transfer and the review and preparation of all documents associated therewith.

              M. Landlord Transfer. Landlord may assign or encumber its interest under this Lease. If any portion of the Premises is sold, transferred, or leased, or if Landlord's interest in any underlying lease of the Premises is transferred or sold, Landlord shall be relieved of all future obligations and liabilities under this Lease, provided that the purchaser, transferee, or tenant of the Premises assumes in writing those obligations and liabilities.

              N. Improper Transfer. Any transfer by Tenant, in violation of this Article, shall be void, and shall at the option of Landlord constitute a default under this Lease.

         8. INSURANCE:

              A. Tenant's Insurance. Tenant shall, on or before the earlier of the Commencement Date or the date on which Tenant first enters the Premises for any purpose, obtain and keep in full force and effect at all times thereafter the following insurance coverages relating to the Premises:

                    (1) Commercial General Liability. Insurance against loss or liability in connection with bodily injury, death, or property damage or destruction, occurring on or about the Premises under one or more policies of commercial general liability insurance. Each policy shall be written on an occurrence basis and contain coverage at least as broad as that provided under the then most current Insurance Services Office (ISO) commercial general liability insurance form which provides the broadest coverage. Each policy shall specifically include the Premises and all areas, including sidewalks and corridors, adjoining or appurtenant to the Premises. The insurance coverage shall be in an initial amount of not less than $3 million per occurrence limit, $3 million general aggregate limit, $3 million personal and advertising limit, and $3 million products/completed operations limit, which coverage limits may be effected with umbrella coverage. Each policy shall also include the broad form comprehensive general liability endorsement or equivalent and, in addition, shall provide at least the following extensions or endorsements: (a) coverage for explosion, collapse, and underground damage hazards, when applicable; (b) personal injury coverage to include liability assumed under any contract; (c) a cross liability or severability of interest extension or endorsement or equivalent so that in the event that one insured files a claim against another insured under the policy, the policy affords coverage for the insured against whom the claim is made as if separate policies had been issued; (d) a knowledge of occurrence extension or endorsement so that knowledge of an occurrence by the agent, servant, or employee of the insured shall not in itself constitute knowledge by the insured, unless a managing general partner or an executive officer, as the case may be, shall have received the notice from the agent, servant, or employee; (e) a notice of occurrence extension or endorsement so that if the insured reports the occurrence of an accident to its workers' compensation carrier and the occurrence later develops into a liability claim, the failure to report the occurrence immediately to each or any other company when reported to the workers' compensation carrier shall not be deemed a violation of the other company's policy conditions; (f) an unintentional errors and omissions extension or endorsement so that failure of the insured to disclose all hazards existing as of the inception date of the policy shall not prejudice the insured as to the coverage afforded by the policy, provided the failure or omission is not intentional; and (g) a blanket additional insured extension or endorsement or equivalent providing coverage for unspecified additional parties as their interest may appear with the insured. Tenant may utilize a "blanket" or "umbrella" policy of insurance to achieve the coverage amounts required by this Lease, provided that Tenant provides Landlord with satisfactory evidence that the blanket or umbrella policy: (i) expressly references the Premises, and (ii) contains a guarantied amount of insurance for the Premises, which guarantied amount shall equal the amounts of coverage required by this Lease.

                    (2) Automobile. Comprehensive automobile liability insurance on an occurrence basis in an initial amount of not less than $1 million combined single limit. This policy shall be on the then most current ISO form which provides the broadest coverage written to cover all owned, hired, and non-owned automobiles. The policy shall include cross liability and severability of interest endorsements, and state that this insurance is primary insurance as regards any other insurance carried by the Landlord.

                    (3) Property. All risk property insurance, including fire and lightning, extended coverage, sprinkler damage, theft, vandalism and malicious mischief, or the ISO causes of loss-special form, and flood insurance (if required by Landlord, any mortgagee of the Building Project, or any governmental authority) in an amount adequate to cover 100% of the replacement costs, without co-insurance, of Tenant's Property.

                    (4) Workers' Compensation. Workers' compensation insurance in the amount required by law and employer's liability coverage of $1 million per occurrence and covering all persons employed, directly or indirectly, in connection with Tenant's business or the Tenant Improvements or any future Alterations.

                    (5) Business Interruption. Business income and extra expense insurance covering the risks to be insured by the all risk property insurance described above, on an actual loss sustained basis, but in all events in an amount sufficient to prevent Tenant from being a co-insurer of any loss covered under the applicable policy or policies.

                    (6) Other Insurance. Such other insurance as may be carried on the Premises and Tenant's operation of the Premises, as may be reasonably required by Landlord, provided same is required to be maintained by tenants in a majority of the comparable suburban office buildings in Broward County, Florida.

              B. Construction. Except for work to be performed by Landlord, before any Alterations are undertaken by or on behalf of Tenant, Tenant shall obtain and maintain, at its expense, or Tenant shall require any contractor performing work on the Premises to obtain and maintain, at no expense to Landlord, in addition to workers' compensation insurance as required by the law of the State in which the Premises are located, all risk builder's risk insurance in the amount of the replacement cost of the applicable Alterations (or such other amount reasonably required by Landlord), automobile and commercial general liability insurance (including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage coverage, and contractor's protective liability) written on an occurrence basis with a minimum limit of $2 million per occurrence limit, $2 million general aggregate limit, $2 million personal and advertising limit, and $2 million products/completed operations limit; which limits may be accomplished by means of an umbrella policy. The contractor's commercial general liability insurance shall cover claims arising out of (i) the general contractor's operations, (ii) acts of independent contractors, (iii) products/completed operations (with broad form property damage), (iv) liability assumed under contract (on a broad form property damage basis), (v) liability assumed under contract (on a broad form blanket basis), (vi) explosion, collapse, and underground damage hazards, when applicable, and (vii) owned/nonowned/hired vehicles.

              C. Insurance Requirements. All insurance policies of Landlord and Tenant shall be (i) in form reasonably satisfactory to Landlord; and (ii) written with insurance companies reasonably satisfactory to Landlord and having a policyholder rating of at least "A" and a financial size category of at least "Class XII" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies, and authorized to engage in the business of insurance in the State in which the Premises are located. The commercial general liability and comprehensive automobile liability insurance policies shall name Landlord and Landlord's directors, officers, partners, agents, employees, and managing agent as additional insureds and shall provide that they may not be terminated or modified in any way that would materially decrease the protection afforded Landlord under this Lease without 30 days' advance notice to Landlord. The minimum limits of insurance specified in this article shall in no way limit or diminish Landlord's or Tenant's liability under this Lease. Tenant and Landlord shall furnish each other, not less than 15 days before the date the insurance is first required to be carried, and thereafter at least 15 days before the expiration of each policy, evidence of insurance (on ACORD 27 or other form acceptable to Landlord), and such other evidence of coverages as Landlord may reasonably request, and evidence of payment of all premiums and other expenses owed in connection with the policies. On Tenant's default in obtaining or delivering any required insurance or Tenant's failure to pay the charges for any required insurance, Landlord may, at its option, on or after the tenth day after notice is given to Tenant, procure or pay the charges for the insurance and the total cost and expense (including attorneys' fees) incurred shall be paid by Tenant to Landlord. Any minimum amount of coverage specified in this article shall be subject to increase at any time, and from time to time, after commencement of the third full year of the Lease Term, if Landlord shall reasonably determine that an increase is necessary for adequate protection. Within 30 days after demand by Landlord that the minimum amount of any coverage be increased, Tenant shall furnish Landlord with evidence of the increased coverage.

              D. Waiver of Subrogation. Except as set forth below, Landlord and Tenant each expressly, knowingly, and voluntarily waive and release any claims that they may have against the other or the other's employees, agents, or contractors for damage to its properties and loss of business (specifically including loss of rent by Landlord and business interruption by Tenant) as a result of the acts or omissions of the other party or the other party's employees, agents, or contractors (specifically including the negligence of either party or its employees, agents, or contractors and the intentional misconduct of the employees, agents, or contractors of either party), which claims are covered by the workers' compensation, employer's liability, property, rental income, business income, or extra expense insurance described in this Lease, or other property insurance that either party may carry at the time of an occurrence. Landlord and Tenant shall each, on or before the earlier of the Commencement Date or the date on which Tenant first enters the Premises for any purpose, obtain and keep in full force and effect at all times thereafter a waiver of subrogation from its insurer concerning the workers' compensation, employer's liability, property, rental income, and business interruption insurance maintained by it for the Building Project and the property located in the Building Project. This section shall not apply to claims for damages of less than $1,000 or to claims for personal injury or wrongful death.

              E. Landlord's Insurance. Landlord shall maintain fire and extended coverage insurance on the Building Project in an amount not less than 100% of the replacement cost of the Building Project, rental guaranty or interruption, and commercial general liability insurance relating to the Building Project and its appurtenances in an amount not less than $3 million per occurrence. In addition, Landlord may, at its option, maintain coverages in excess of the minimum limits set forth in this section and additional coverages as specified in the definition of Expenses. The total cost of all insurance maintained by Landlord under this section shall be included in Expenses. Tenant shall have the right to obtain bids for the fire and extended coverage insurance or commercial general liability insurance, or both, on the Building Project from an insurer meeting the qualifications provided in this section and which is acceptable to Landlord's lender. Should Tenant obtain a bid from any such qualified insurer to provide the required insurance at annual rates which are at least 10% less than the annual rates being charged by Landlord's insurer, but Landlord declines to purchase insurance from such bidder, then the amount includable in Expenses for the applicable insurance shall not exceed the amount of the bid from the qualified insurer obtained by Tenant.

         9. DEFAULT:

              A. Events of Default. If (i) Tenant defaults in the payment of Base Rent, any additional rent, or any other sums payable by it under this Lease when due (a "Monetary Default"); or (ii) Tenant shall default in the performance of any other covenant or agreement of this Lease or any rules and regulations attached to this Lease or promulgated by Landlord pursuant to this Lease (a "Non-Monetary Default"); or (iii) Tenant or any Guarantor or surety for Tenant's obligations under this Lease shall become bankrupt or insolvent or make a general assignment for the benefit of creditors or take the benefit of any insolvency act, or if any debtor proceedings be taken by or against Tenant or any such Guarantor or surety; or (iv) a receiver or trustee in bankruptcy be appointed for the Tenant's property and such appointment be not vacated and set aside within 60 days from the date of such appointment; or (v) the leasehold estate granted to Tenant by this Lease shall be taken on execution or other process of law or equity in any action against Tenant; then Tenant shall be in default under this Lease.

              B. Grace Periods.

                    (1) Monetary Defaults. Tenant shall have a period of ten days after notice from Landlord of a Monetary Default in which to cure the default.

                    (2) Nonmonetary Defaults. Provided the default does not involve an Emergency that must be addressed in a shorter time frame, Tenant shall have a period of 30 days after notice from Landlord of a Nonmonetary Default in which to cure the default. In addition, provided that the default does not involve an Emergency that must be addressed in a shorter time frame, this grace period shall be extended if the default is of a nature that it cannot be completely cured within the 30 day period solely as a result of nonfinancial circumstances outside of Tenant's control, provided that Tenant has promptly commenced all appropriate actions to cure the default within the 30 day period and those actions are thereafter diligently and continuously pursued by Tenant in good faith. In no event, however, shall the grace period exceed a total of 90 days. If the Nonmonetary Default is not cured before the expiration of the grace period, as extended, then Landlord may pursue any or all of its remedies.

                    (3) Statutory Notices. The notices of defaults to be given under this section may be the same as the notice required under Section 83.20, Florida Statutes or any successor statute and this Lease shall not be construed to require Landlord to give two separate notices to Tenant before proceeding with any remedies.

                    (4) Default Status. Tenant shall not be considered in default under this Lease until the applicable grace periods have expired without the applicable event of default having been cured.

              C. Landlord's Remedies. In the event of a default by Tenant, after the expiration of any applicable grace period, Landlord may pursue all remedies available to Landlord at law or in equity.

              D. Acceleration. If Landlord exercises any of its remedies provided in Subsection 9C above other than to terminate this Lease, Landlord may declare the entire balance of all forms of rent due under this Lease for the remainder of the Lease Term less the fair market rental value of the Premises for the remainder of the Lease Term to be forthwith due and payable and may collect the then present value of such rents (calculated using a discount rate equal to the yield then obtainable from the United States Treasury Bill or Note with a maturity date closest to the date of expiration of the Lease Term) by distress or otherwise. The accelerated additional rent for Expenses shall be calculated by multiplying the highest additional rent amount for Expenses payable by Tenant in any calendar year times the number of calendar years (including any fractional calendar year) remaining in the Lease Term following the date of default.

              E. Bankruptcy.

                    (1) The meaning of "adequate assurance of future performance" as used in the Bankruptcy Code shall include at least the following: (a) the posting of a security deposit in, or increase of the existing Security Deposit by, a sum equal to three months' installments of Base Rent and additional rent for Expenses at the then current rate; (b) that the Tenant, if it is seeking to assume this Lease without assigning it, or the proposed assignee has sufficient financial wherewithal to discharge its obligations under this Lease and the proposed agreement of assignment as determined by Landlord's criteria for selecting Building Project tenants as of the date of the assumption of this Lease and has a net worth, experience, and reputation that is not less than the net worth, experience, and reputation that Tenant had on the Commencement Date; and (c) that the conditions to Landlord's consent to a transfer set forth in the Assignment or Subletting article of this Lease have all been met. If Tenant receives or is to receive any valuable consideration for an assignment of this Lease, 50% of the consideration, after deducting therefrom (1) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for the assignment, and (2) any portion of the consideration reasonably designated by the assignee as paid for the purchase of Tenant's Property, shall be and become the sole and exclusive property of Landlord and shall be paid over to Landlord directly by the assignee. If, under the provisions of the Bankruptcy Code, Tenant assumes this Lease and proposes to assign it to any person or entity whom shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of the proposed assignment setting forth: (i) the name and address of the proposed assignee, (ii) all of the terms and conditions of the proposed assignment, and (iii) the adequate assurance to be provided Landlord to assure the proposed assignee's future performance under this Lease, shall be given to Landlord by Tenant no later than 20 days after receipt by Tenant, but in any event no later than ten days before the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into the assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time before the relocation date of the proposed assignment, to accept an assignment of this Lease on the same terms and conditions and for the same consideration, if any, as the bona fide offer made by the proposed assignee, less any brokerage commission that may be payable out of the consideration to be paid by the assignee for the assignment of this Lease.

                    (2) For purposes of the Bankruptcy Code, "adequate protection" of Landlord's interest in the Premises prior to assumption or assignment of this Lease by Tenant shall include, but not be limited to, the posting of a security deposit in, or increase of the existing Security Deposit by, a sum equal to three months' installments of Base Rent and additional rent for Expenses at the then current rate. Tenant acknowledges that absent full and timely performance of its obligations under this Lease, Landlord's interest in the Premises and this Lease will not be adequately protected. Consequently, if a proceeding under any chapter of the Bankruptcy Code is instituted by or against Tenant, Tenant shall, at all times subsequent to the filing of the case, be in full and complete compliance with the provisions of Section 365(d)(3) of the Bankruptcy Code. If Tenant fails to comply at all times and in all respects with the provisions of Section 365(d)(3) of the Bankruptcy Code, the failure shall constitute "cause" for modification of the automatic stay of Section 362 of the Bankruptcy Code in order to permit Landlord to pursue whatever state law remedies may be available to it, including eviction.

                    (3) All attorneys' fees incurred by Landlord in connection with any bankruptcy proceedings involving Tenant or incurred by Landlord in connection with any default by Tenant under this Lease shall be deemed an "actual pecuniary loss" that Tenant must pay as a condition to assuming this Lease.

                    (4) If a bankruptcy petition is filed by or against Tenant, Tenant shall immediately execute a stipulation or other pleading evidencing consent to a lifting or modification of the automatic stay of Section 362 of the Bankruptcy Code, allowing Landlord to enforce the terms of this Lease.

                    (5) When, under the Bankruptcy Code, any trustee or debtor in possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Premises, the charges shall be not less than the Base Rent and additional rent payable under this Lease as of that date.

                    (6) If a proceeding under any chapter of the Bankruptcy Code is instituted by or against Tenant, Tenant shall not seek an extension of time within which it must assume or reject this Lease under Section 365(d)(4) of the Bankruptcy Code, and Tenant irrevocably waives and relinquishes any right it may have to seek an extension to the fullest extent permitted by applicable law. Failure of Tenant to assume this Lease within the 60 day time period provided in
Section 365(d)(4) of the Bankruptcy Code, without extension of that time period, shall conclusively and irrevocably constitute the Tenant's rejection of this Lease and waiver of any rights of Tenant to assume or assign this Lease.

                    (7) "Prompt cure" of any existing defaults for purposes of assuming this Lease in any case under the Bankruptcy Code, includes, but not by way of limitation: (a) in the case of Monetary Defaults, the payment of not less than three months' rent delinquencies, and all other payments and charges whatsoever, on the date of assumption, and not less than three additional months' delinquencies in each succeeding month until all Monetary Defaults have been cured; provided however, that in no event shall the period of cure exceed three months from the date of assumption; (b) in the case of Nonmonetary Defaults, any default that can be cured by a single act, circumstance, or event, shall be cured no later than the date of assumption. To the extent any Nonmonetary Default requires a series of acts, circumstances, or events, the default shall be cured within 30 days of the date of assumption of this Lease, unless the default cannot, in good faith, be completely remedied during the 30 day period, in which event Tenant shall have a reasonable amount of time to cure the default.

                    (8) Rejection of this Lease by Tenant under the Bankruptcy Code shall constitute a substantial default and breach of this Lease by Tenant. Upon the occurrence of any event such material default by Tenant, Landlord may terminate this Lease by written notice to Tenant.

              F. Landlord's Right to Perform. Should Tenant default in the observance or performance of any term or covenant on Tenant's part to be observed or performed pursuant to this Lease, Landlord may upon the expiration of ten days after notice to Tenant, perform the obligations of Tenant, and if Landlord, in connection therewith, makes any expenditures or incurs any obligation for the payment of money, including, but not limited to, reasonable attorneys' fees, such sums so paid or obligations incurred shall be deemed to be additional rent under this Lease and shall be paid by Tenant to Landlord within 30 days of rendition of a bill or statement to Tenant therefor. If the Lease Term shall have expired at the time of the making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages. This section shall survive the expiration or sooner termination of this Lease.

              G. Jurisdiction and Venue. Landlord and Tenant agree that any legal action or proceeding arising out of or in any way connected with this Lease shall be instituted in any court (federal or state) located in Broward County Florida, and submits to the jurisdiction of such court in any such legal action or proceeding instituted in that county. In addition, Landlord and Tenant waive any objection which either may now or hereafter have to the laying of venue of any action or proceeding in such courts, and further waives the right to plead or claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

              H. Remedies Cumulative. The remedies provided in this Lease or presently or hereafter existing at law or in equity shall be cumulative and concurrent, and may be exercised as often as occasion therefor shall occur. No single or partial exercise by Landlord or Tenant of any remedy shall preclude any other or further exercise of such remedy or of any other remedy.

              I. Multiple Defaults. Tenant acknowledges that any rights or options of first refusal, or to extend the Lease Term, to expand the size of the Premises, to purchase the Premises or the Building Project, or other such or similar rights or options which have been granted to Tenant under this Lease are conditioned upon the prompt and diligent performance of the monetary terms of this Lease by Tenant. Accordingly, should Tenant commit three or more Monetary Defaults during any 12 month period, in addition to all other remedies available to Landlord, all such rights and options shall automatically, and without further action on the part of any party, expire and be deemed canceled and of no further force and effect.

              J. Late Charges. If any payment due Landlord under this Lease shall not be paid within ten days of the date when due, Tenant shall pay, in addition to the payment then due, an administrative charge equal to five 5% of the past due payment.

              K. Interest on Past Due Obligations. Any amount due from either party to the other party under this Lease that is not paid within ten days of written demand shall thereafter bear interest at the Default Rate from the date due until paid.

              L. Landlord Default. Landlord shall be in default under this Lease if Landlord has not paid any amounts due Tenant within ten days after notice or commenced and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations under this Lease within 30 days of the receipt by Landlord of written notice from Tenant of the alleged failure to perform. Except as otherwise provided in this Lease, in the event of a default by Landlord, Tenant shall be entitled to any remedies available at law or in equity. None of Landlord's officers, employees, agents, directors, shareholders, or partners shall ever have any personal liability to Tenant under or in connection with this Lease. Tenant shall look solely to Landlord's estate and interest in the Building Project for the satisfaction of any right or remedy of Tenant under this Lease, or for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord, and no other property or assets of Landlord or its principals shall be subject to levy, execution, or other enforcement procedure for the satisfaction of Tenant's rights or remedies under this Lease, the relationship of Landlord and Tenant under this Lease, Tenant's use and occupancy of the Premises, or any other liability of Landlord to Tenant of whatever kind or nature. No act or omission of Landlord or its agents shall constitute an actual or constructive eviction of Tenant unless Landlord shall have first received written notice of Tenant's claim and shall have failed to cure it after having been afforded a reasonable time to do so, which in no event shall be less than 30 days. In the event of an uncured Landlord default which materially affects Tenant's use and occupancy of the Premises, Tenant may take whatever actions are reasonably necessary to perform the obligation of Landlord specified in the default notice and if Tenant, in connection with such actions, makes any expenditures the amounts so expended shall be reimbursed by Landlord to Tenant within 30 days of rendition of a bill or statement to Landlord for them. If Landlord fails to pay these costs and Tenant has received a final, nonappealable judgment for damages against Landlord for the costs (following arbitration as provided in this subsection), then Tenant shall have the right to deduct the unpaid amount of the judgment from the Base Rent to become due under this Lease until fully credited. Any dispute as to Tenant's exercise of any rights under this subsection shall be submitted to arbitration in accordance with the non-expedited procedures of the Commercial Arbitration Rules of the American Arbitration Association then in force, with the following exceptions. Each arbitrator shall have at least ten years' experience in the supervision of the operation and management of major office buildings in the South Florida area. The scope of the arbitrators' inquiry and determination shall be limited to whether Landlord is in compliance with its obligations under this Lease in accordance with the express provisions of this Lease and the arbitrators shall not apply principles of good faith and fair dealing, unconscionability, or any other equitable principles in reaching their decision. All work performed by Tenant under this subsection must be performed at a reasonable and competitive cost. If any proposed actions by Tenant will affect the electrical, plumbing, HVAC, mechanical, or other systems of the Building, or the structural integrity of the Building, Tenant shall use only those contractors used by Landlord in the Building to work on the Building's systems or structure, unless those contractors are unwilling or unable to perform the work, in which event Tenant may utilize the services of another qualified, licensed, and insured contractor subject to Landlord's prior approval, not to be unreasonably withheld. All work performed under this subsection shall also be subject to the Alterations section of this Lease.

              M. Damage Limitation. Notwithstanding anything in this Lease to the contrary, except as expressly provided in this Lease, neither party shall ever be liable to the other in the event of a default under this Lease or otherwise under any provision of this Lease for any loss of business or profits or other consequential damages or for punitive or special damages of any kind.

         10. ALTERATIONS:

              A. Consent Required. Tenant may make any Alterations which are not Material Alterations without Landlord's consent. Tenant shall make no Material Alterations without the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, Landlord may condition its consent to any Material Alterations (including the Tenant Improvements) on Tenant removing the Material Alterations, and repairing all damages caused by the removal, prior to the end of the Lease Term. In no event, however, may Landlord require Tenant to remove usual office improvements such as drywall, partitions, ceiling grids and tiles, flourescent lighting panels, doors, and carpeting.

              B. Conditions. All Alterations shall be performed in accordance with the following conditions:

                    (1) All Alterations requiring a building permit shall be performed in accordance with plans and specifications first submitted to Landlord for its prior written approval, which approval shall not be unreasonably withheld. Landlord shall be given, in writing, a good description of all other Alterations. Any changes in or deviations from the plans originally approved by Landlord must be similarly approved by Landlord.

                    (2) All Alterations shall be done in a good and workmanlike manner. Tenant shall, before the commencement of any Alterations, obtain and exhibit to Landlord any governmental permit required for the Alterations.

                    (3) All Alterations shall be done in compliance with all other applicable provisions of this Lease and with all applicable laws, ordinances, directives, rules, and regulations of governmental authorities having jurisdiction, including, without limitation, the ADA and all laws dealing with the abatement, storage, transportation, and disposal of asbestos or other hazardous materials, which work, if required, shall be effected by contractors and consultants approved by Landlord and in strict compliance with all applicable laws. Notwithstanding anything to the contrary contained in this article, Tenant shall not penetrate or disrupt the structural columns of the building located within the Premises or any area within three feet of any structural column, in performing any Alterations.

                    (4) All work shall be performed by contractors having, in the reasonable opinion of

Landlord, the proper qualifications. Tenant shall provide Landlord with the name of the Tenant's contractor, a copy of the contractor's licenses to do work in the subject jurisdiction(s), a Contractor's Qualification Statement in the most current American Institute of Architects form, a copy of the executed contract between the Tenant and its contractor, and a copy of the contractor's work schedule. All contractors on projects having a cost in excess of $250,000.00 shall obtain a payment and performance bond in form complying with Section 713.23, Florida Statutes and deliver a copy of the bond to Landlord before commencement of any Alterations.

                    (5) Before the commencement of any work by or for Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of builder's risk, comprehensive general liability, and workers' compensation insurance complying with the requirements of the Insurance article of this Lease.

                    (6) Any damage to any part of the Building Project that occurs as a result of any Alterations shall be promptly repaired by Tenant to the reasonable satisfaction of Landlord.

                    (7) Tenant and its contractor and all other persons performing any Alterations shall abide by Landlord's job site rules and regulations and fully cooperate with Landlord's construction representative(s) in coordinating all of the work in the Building Project.

                    (8) All Alterations will comply with the requirements of any energy efficiency program offered by the electric service provider to the Building Project.

                    (9) Landlord, or its agent or contractor, may supervise the performance of any Alterations. As to all Material Alterations, Tenant shall pay to Landlord an amount equal to 5% of the cost of the work, as a fee for supervision and coordination of the work and as reimbursement for expenses incurred by Landlord in connection with Landlord's supervision and coordination.

         11. LIENS: Tenant agrees that it will make full and prompt payment of all sums necessary to pay for the cost of repairs, alterations, improvements, changes, or other work done by Tenant to the Premises and further agrees to indemnify and hold harmless Landlord from and against any and all such costs and liabilities incurred by Tenant, and against any and all mechanic's, materialmen's or laborer's liens arising out of or from such work or the cost thereof which may be asserted, claimed or charged against the Premises or the Building or Property. Notwithstanding anything to the contrary in this Lease, the interest of Landlord in the Premises shall not be subject to liens for improvements made by or for Tenant, whether or not the same shall be done in accordance with any agreement between Landlord and Tenant and it is specifically understood and agreed that in no event shall Landlord or the interest of Landlord in the Premises be liable for or subjected to any mechanic's, materialmen's or laborer's liens for improvements or work made by or for Tenant. This Lease specifically prohibits the subjecting of Landlord's interest in the Premises to any mechanic's, materialmen's or laborer's liens for improvements made by Tenant or for which Tenant is responsible for payment under the terms of this Lease. All persons dealing with Tenant are hereby placed upon notice of this provision. Tenant shall advise its contractors, subcontractors, materialmen and any other lienors of this provision. In the event any notice or claim of lien shall be asserted of record against the interest of Landlord in the Premises or Building or the site on which it is located on account of or growing out of any improvement or work done by or for Tenant, or any person claiming by, through or under Tenant, for improvements or work the cost of which is the responsibility of Tenant, Tenant agrees to have such notice of claim of lien canceled and discharged of record as a claim against the interest of Landlord in the Premises or the Building or Property (either by payment or bond as permitted by law) within ten (10) days after notice to Tenant by Landlord, and in the event Tenant shall fail to do so, Tenant shall be considered in default under this Lease.

         12. ACCESS TO PREMISES: A. Landlord may enter the Premises at any time without notice to Tenant in the event of an Emergency. Landlord and persons authorized by Landlord shall also have the right to enter the Premises at all reasonable times and on reasonable advance oral or written notice for the purposes of making repairs, replacements, and improvements that may be Landlord's obligation under this Lease or that Landlord deems necessary for the safety, protection, or preservation of the Building Project or when entry will facilitate repairs, alterations, or additions to the Building Project. If reasonably necessary for the protection and safety of Tenant and its agents and employees, Landlord may temporarily close portions of the Premises to perform repairs, alterations, or additions to the Building Project, provided that Landlord shall use reasonable efforts to perform all work after normal business hours. Landlord and persons authorized by Landlord shall also have the right to enter the Premises at all reasonable times and on reasonable advance oral or written notice to inspect the Premises and conduct such tests and investigations (including a Phase I Indoor Air Quality audit) to evaluate the indoor air quality in the Premises or the Building, or both.

              B. Landlord may exhibit the Premises to prospective purchasers or mortgagees of Landlord's interest in the Premises during normal business hours after reasonable advance oral or written notice. During the last six months of the Lease Term, Landlord or its agents may exhibit the Premises to prospective tenants during normal business hours after reasonable advance oral or written notice.

         13. LANDLORD'S LIEN: As between Landlord and Tenant, Landlord waives and releases all liens, security interests, and other rights of Landlord of any type or nature, whether statutory or contractual, that Landlord may now have or ever acquire in Tenant's Property. However, this waiver and release shall be enforceable by a third party seeking to enforce its own security interest in the Tenant's Property if such party has entered into a Waiver of Landlord's Lien Agreement with Landlord and Tenant in the form of EXHIBIT "H" to this Lease.

         14. INTENTIONALLY OMITTED.

         15. ENVIRONMENTAL LAWS: A. Tenant's use of, and activities on, the Premises shall be conducted in compliance with all Environmental Laws. If any of Tenant's activities require the use of "hazardous" or "toxic" substances, as those terms are defined by any of the Environmental Laws, then Tenant represents and warrants to Landlord that Tenant has received all permits and approvals required under the Environmental Laws concerning the toxic or hazardous substances. Tenant, its agents, employees, and contractors shall not violate any Environmental Laws applicable to the Premises. Tenant shall not be liable for violations of Environmental Laws by Landlord or unrelated third parties for whom Tenant has no legal responsibility.

              B. If Tenant breaches any of its representations, warranties, or covenants and agreements contained in this section or fails to notify Landlord of the release of any hazardous or toxic substances from the Premises by Tenant, its agents, employees, or contractors, then, in addition to all other rights and remedies available to Landlord, Landlord shall have the right to initiate a clean up of the Premises, in which case Landlord shall be reimbursed by Tenant for, and indemnified by Tenant from, any and all costs, expenses, losses, and liabilities incurred in connection with the clean up (including all reasonable attorneys' fees) by Landlord. In the alternative, Landlord may require Tenant to clean up the Premises and to fully indemnify and hold Landlord harmless from any and all losses, liabilities, expenses (including but not limited to reasonable attorneys' fees), and costs incurred by Landlord in connection with Tenant's clean up action. Notwithstanding anything in this section, Tenant agrees to pay, and shall indemnify Landlord from and against, any and all losses, claims, liabilities, costs, and expenses (including reasonable attorneys' fees) incurred by Landlord as a result of any breach by Tenant of this section, and as a result of any contamination of the Premises because of Tenant's use of hazardous or toxic substances on the Premises.

              C. If Tenant's operations require the ongoing use of hazardous or toxic substances, then Tenant shall supply Landlord with copies of reports and any other monitoring information required by the Environmental Laws. As used in this section, "Premises" shall mean and refer to the property that is the subject of this Lease as well as any portion of the Building Project that may be damaged or contaminated by the release of any toxic or hazardous substance.

              D. Landlord has delivered to Tenant a copy of the environmental report obtained by Landlord for the Building Project. Landlord represents, to the best of its knowledge without investigation and except to the extent set forth in this environmental report, that the Building Project and its existing and prior uses comply with, and Landlord is not in violation of, and has not violated, in connection with the ownership, use, maintenance, or operation of the Building Project and the conduct of the business related thereto, any Environmental Laws. Landlord shall, at its own expense, observe and comply with all present and future Environmental Laws concerning its use of, and activities on, the Building Project. Landlord represents that it has received no notices of any violation or claimed violation of any Environmental Laws or of any pending or contemplated investigation, lawsuit, or action relating to the Environmental Laws. Landlord shall indemnify Tenant from and against any and all losses, claims, liabilities, costs, and expenses (including reasonable attorneys' fees) incurred by Tenant as a result of any hazardous or toxic substances existing on or about the Premises, but only to the extent that (i) any such existence is caused by the acts or omissions of Landlord or Landlord's past, present, or future officers, directors, employees, agents, contractors, or any other persons or entities reasonably within the control of Landlord while acting within the scope of Landlord's control, and not as a result of any action by Tenant or any party for whose actions Tenant is responsible or (ii) such existence was present as of the Date of this Lease, and not as a result of any action by Tenant or any party for whose actions Tenant is responsible.

              E. This section shall survive the expiration or sooner termination of this Lease.

         16. CASUALTY DAMAGE: A. Termination Rights. If: (i) there is any material loss to the Building Project that is not covered by insurance required to be maintained by Landlord under this Lease; or (ii) the Premises shall be partially damaged by casualty during the last two years of the Lease Term, and the estimated cost of repair exceeds 50% of the replacement cost; Landlord or Tenant may, within 90 days after the casualty, give notice electing to terminate this Lease, and the balance of the Lease Term shall automatically expire on the fifth day after the notice is delivered. Notwithstanding the foregoing, if Tenant elects to terminate this Lease on account of the occurrence of either of the events described in Subsection (i) above, and Landlord gives notice to Tenant within 90 days of the date of the casualty that Landlord will restore the Building Project notwithstanding the occurrence of such event, then Tenant's notice of termination shall be rescinded and this Lease shall remain in full force and effect. In addition, if Landlord elects to terminate this Lease on the basis of Subsection (ii) and Tenant has any remaining option to extend the Lease Term, Tenant may, within ten days of Landlord's election to terminate, give notice that it is exercising its option to extend, in which event Landlord's Notice of Termination shall be rescinded.

              B. Restoration. If neither party has the right to terminate this Lease under the Termination Rights section of this article, or if either party has the right to terminate and does not elect to do so, Landlord shall proceed with reasonable diligence to restore the Building Project and the Premises to substantially the same condition they were in immediately before the happening of the casualty. However, Landlord shall not be required to restore any portion of Tenant's Property. When repairs to the Premises that are Landlord's obligation under this article, if any, have been completed by Landlord, Tenant shall complete the restoration or replacement of the Premises and all of Tenant's Property necessary to permit Tenant's reoccupancy of the Premises.

              C. Rent Abatement. Rent shall abate in proportion to the portion of the Premises not useable by Tenant as a result of any casualty covered by insurance carried or required to be carried by Landlord under this Lease, as of the date on which the Premises becomes unusable. Such abatement shall continue for the period commencing with the date on which the Premises becomes unusable and ending with: (i) the completion by Landlord of such work of repair and/or restoration as Landlord is obligated to do; and (ii) the expiration of a reasonable period of time (not to exceed 90 days) thereafter to enable Tenant to re-fixture the Premises and reopen for business, but said period of time shall be deemed to have ended if Tenant shall reopen for business prior to the expiration thereof. In the event of the termination of this Lease under this article, this Lease, and the Lease Term shall cease and come to an end as of the date of such damage or destruction. Any Base Rent or other charges paid in advance by Tenant shall be promptly refunded by Landlord. Landlord shall not be liable to Tenant for any delay in restoring the Premises or any inconvenience or annoyance to Tenant or injury to Tenant's business resulting in any way from the damage or the repairs, Tenant's sole remedy being the right to an abatement of rent.

              D. Termination. Within 90 days of the date of any casualty which requires substantial alteration or reconstruction of the Building Project, Landlord shall notify Tenant of the outside date by which the Building Project will be rebuilt. If the outside date indicated in this notice is more than 12 months after the date of issuance of the building permit for the rebuilding work, Tenant may, within ten days of Landlord's notice, give Landlord notice that Tenant elects to terminate this Lease, and the balance of the Lease Term shall automatically expire on the fifth day after the notice is delivered. Should Landlord's notice indicate that the Building Project can be rebuilt within 12 months after issuance of the building permit for the work or if the notice indicates that rebuilding will take more than 12 months after issuance of the building permit for the work but Tenant does not elect to terminate this Lease within ten days of Landlord's notice, Landlord shall proceed with reasonable diligence to rebuild the Building Project in accordance with the terms of this section. Should the rebuilding not be substantially completed prior to the outside date indicated in Landlord's notice, then Tenant shall have the right to terminate this Lease by giving not less than 30 days' prior written notice to Landlord, which notice must be sent within ten days after the expiration of the outside date, and this Lease shall terminate as of the date specified in the notice with the same effect as if that date were the scheduled expiration date of this Lease. Notwithstanding the foregoing, if Tenant sends a notice of termination and Landlord, prior to the date of termination specified in the notice, substantially completes the rebuilding, then Tenant's notice shall be without force or effect and this Lease shall continue in full force and effect. The outside date for completion shall be extended by the cumulative periods of any delays caused by Tenant or any of the events described in the Impossibility of Performance article of this Lease, or both.

              E. Disbursement of Insurance Proceeds. Notwithstanding anything contained in this article or elsewhere in the Lease to the contrary, if Landlord is rebuilding the Building Project following any casualty as to which the insurance proceeds will exceed $250,000.00, such proceeds shall be paid to Landlord's lender and disbursed by the lender to Landlord or its contractor as the restoration progresses, rather than being paid to Landlord in a lump sum prior to completion of the restoration.

              F. Statutes Overridden. The rights given Tenant under this article are in lieu of and override any rights that Tenant may have by statute.

         17. CONDEMNATION: A. For purposes of this section, any of the following three events shall be deemed a "Taking": (i) if any part of the Building Project is taken or condemned through the exercise of the power of eminent domain by any governmental or private board, body, or agency having the right to exercise such power; or (ii) if any part of the Building Project is conveyed to any condemning authority under threat of condemnation before or after proceedings have been commenced to acquire the property by the condemning authority; or (iii) if a "taking" is judicially declared in any proceeding in which Landlord is a party.

              B. In the event of a Taking of all of the Premises, this Lease shall terminate on the date on which possession of the Premises is delivered to the condemning authority (the "Condemnation Date") and rent shall be apportioned and paid to the Condemnation Date.

              C. In the event of a Taking of more than 10% of the floor area of the Building or more than 10% of the parking spaces on the Land as of the Date of this Lease, then Tenant may elect to terminate this Lease effective as of the Condemnation Date by providing notice of termination to Landlord not later than 30 days after the Condemnation Date, and rent shall be apportioned and paid to the Condemnation Date. If Tenant sends a notice of termination because more than 10% of the parking spaces on the Land will be taken and Landlord, within 15 days of receipt of the notice, notifies Tenant that Landlord will provide additional parking on the Building Project or on property adjacent to the Building Project so that the total number of spaces lost will be equal to or less than 10% of the parking spaces on the Land as of the Date of this Lease, then Tenant's notice shall be without force or effect and this Lease shall continue in full force and effect.

              D. If Tenant, having a right to terminate this Lease under Subsection C above, fails to terminate this Lease within the time and in the manner provided in Subsection C, or elects not to terminate this Lease, this Lease shall continue in full force and effect but rent payable under this Lease shall abate in direct proportion to the portion of the Premises not useable by Tenant. Such abatement shall continue for the period commencing with the date on which the Premises becomes unusable and ending with (i) the completion by Landlord of such work of repair and/or restoration as Landlord is obligated to do; and (ii) the expiration of a reasonable period of time (not to exceed 90 days) thereafter to enable Tenant to re-fixture the Premises and reopen for business, but said period of time shall be deemed to have ended if Tenant shall reopen for business prior to the expiration thereof. No rental abatement shall be granted Tenant for a loss of parking spaces or for the loss of any other portion of the Premises on which there are no above ground improvements.

              E. In any case in which this Lease shall not terminate, but shall continue as to the portion of the Premises remaining after the Taking, Landlord shall restore that portion of the Premises so remaining to as near a complete architectural unit as is practical. Notwithstanding the foregoing, if Landlord's costs and expenses incurred or to be incurred in connection with the restoration are reasonably estimated by Landlord to exceed the amount of the award to be received by Landlord for any buildings or structures taken and for damages to the remaining buildings or structures, unless Tenant delivers to Landlord the shortfall in the estimated restoration costs within 30 days of receipt of Landlord's notice as to the amount of the estimated shortfall, Landlord, regardless of whether Landlord and Tenant have earlier elected to continue this Lease as to the remaining Premises, may nevertheless terminate this Lease by notice to Tenant within 30 days following Landlord's receipt of notice of the amount of the award.

              F. Except to the extent set forth in Subsection H below, all awards in condemnation, whether recovered as a result of litigation, or in settlement of litigation or threatened condemnation, or as part of a private purchase in lieu of condemnation, and whether termed compensation or damages, but payable in any event for the Taking of all or a portion of the Premises or the Building Project shall belong solely to Landlord. Except to the extent set forth in Subsection H below, Tenant assigns to Landlord all of Tenant's right, title, and interest, if any, in and to all awards in condemnation, and all rights to an apportionment of the awards, including all compensation and damages representing the value of any property or improvements taken, damages by way of the reduction in value of the remaining property not taken, damages on account of any reduction in the value of Tenant's leasehold estate or representing the value of Tenant's leasehold improvements, damages for any loss or impairment of access, and, in general, all compensation and damages of whatever kind, nature, or description that may be payable on account of any Taking or on account of the use of the property so taken by the condemning authority.

              G. Tenant shall, accordingly, make no claim by way of apportionment or otherwise to any awards in condemnation payable to Landlord under the provisions of this Condemnation section and, therefore, consents to Landlord's withdrawal of any sum deposited into the court registry of any court of competent jurisdiction by a condemning authority, at any time during the pendency of condemnation proceedings, should the proceedings be initiated against Landlord, except to the extent to which any sums so deposited represent damages or compensation that belongs to Tenant under the provisions of Subsection H below.

              H. Tenant shall have the right to claim and recover, provided Tenant asserts and pursues its separate claims against the condemning authority, only that compensation or damage representing Tenant's moving and relocation expenses, the value of Tenant's Property, and the depreciated value of any Alterations which are taken and which were permitted under this Lease and were paid for by Tenant with its own funds (and not through use of the tenant improvement allowance paid by Landlord). Tenant may also pursue its business damage claim against the condemning authority. Tenant shall be entitled to participate in all condemnation proceedings affecting the Premises.

         18. REPAIR AND MAINTENANCE: A. Landlord shall repair, replace (if necessary), and maintain in good order and condition, ordinary wear and tear excepted, the roof, the outside walls, parking areas, landscaping, exterior lighting, the structural portions of the Premises (exclusive of structural elements constructed by Tenant), the HVAC systems (but not the energy management system), the life safety systems (including fire sprinklers and alarms), and the electrical and plumbing systems servicing the Premises. All costs associated with the repair and maintenance obligations of Landlord under this section shall be included in and constitute Expenses, except as otherwise expressly excluded in this Lease.

              B. Except as provided in Subsection A, Landlord shall have no maintenance obligation concerning the Premises and no obligation to make any repairs or replacements, in, on, or to the Premises. Tenant assumes the full and sole responsibility for the condition, operation, repair, replacement, and maintenance of the Premises, including all improvements, throughout the Lease Term, except to the extent expressly set forth in Subsection A. Tenant shall maintain the Premises in good repair and in a clean, attractive, first-class condition, ordinary wear and tear excepted. Without limiting the generality of foregoing, Tenant shall repair, replace, and maintain in good and operational order and condition the non-structural interior portions of the Premises, including interior doors, interior windows, plate and window glass, floor coverings, trash removal, wall coverings, furniture, fixtures, plumbing fixtures, lighting and light fixtures (including light bulbs and ballasts), equipment, and appliances. All replacements shall be of equal quality and class to the original items replaced. Tenant shall not commit or allow to be committed any waste on any portion of the Premises.


         19. ESTOPPEL CERTIFICATES: A. From time to time, Tenant, upon not less than five days' prior written notice, shall execute and deliver to Landlord a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there shall have been any modification, that the same is in full force and effect as modified and stating the modification), (ii) the amount of any prepaid rent or security deposit paid under this Lease, (iii) the dates to which the rent and other charges have been paid, (iv) whether or not Tenant claims any defenses or offsets with respect to its obligations under this Lease and whether or not Landlord is in default in the performance of any covenant, agreement, or condition contained in this Lease on its part to be performed, and, if so, specifying each such defense, offset, or default of which Tenant may have knowledge, and (v) such other factual matters concerning this Lease as may be required by institutional lenders in similar estoppel certificates. The estoppel certificate may be relied upon by any lender or purchaser as to Landlord's interest in the Building Project but not by Landlord. In addition, if requested, Tenant shall provide such financial information concerning Tenant and Tenant's business operations and Guarantor as may be reasonably requested by any mortgagee or prospective mortgagee or purchaser of the Premises. Nothing contained in this section shall constitute a waiver by Landlord of any default in payment of rent or other charges existing as of the date of any notices or certificates under this section.

              B. Should Tenant wish to assign this Lease or sublet the Premises, as permitted under the terms of this Lease, or wish to obtain financing concerning its business operations, Landlord shall provide the assignee, subtenant, or lender, as the case may be, within 15 days following written notice by Tenant specifying that it is given under this subsection, an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect and stating the modifications), and the date to which rent has been paid in advance, if applicable, and stating whether or not, to the best knowledge of Landlord, Tenant is in default under this Lease, and, if so, specifying each such default of which Landlord may have knowledge, and containing such other factual matters concerning this Lease as may be reasonably required by an assignee, subtenant, or lender, as the case may be. The estoppel certificate may be relied on by the assignee, subtenant, or lender, as the case may be, and by no other parties, including Tenant.

         20. SUBORDINATION: A. This Lease is and shall be subject and subordinate to any ground, overriding, or underlying leases and the rights of the landlords under those leases and to all mortgages that may now or hereafter affect the leases or the Building Project, and to all renewals, modifications, consolidations, replacements, and extensions of the leases and mortgages. This section shall be self-operative and no further instrument of subordination shall be necessary. However, in confirmation of this subordination, Tenant shall execute promptly any certificate that Landlord may request. The failure of Tenant to execute any certificate within ten days following written demand by Landlord shall constitute a material default under the terms of this Lease. If any ground or underlying lease is terminated, or any mortgage foreclosed, this Lease shall not terminate or be terminable by Tenant unless Tenant was specifically named in any termination or foreclosure judgment or final order. If any ground or underlying lease is terminated, or if the interest of Landlord under this Lease is transferred by reason of or assigned in lieu of foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution for the mortgage, or if this Lease is terminated by termination of any lease or by foreclosure of any mortgage to which this Lease is or may be subordinate, then Tenant will, at the option to be exercised in writing by the landlord under any ground or underlying lease or the purchaser, assignee, or tenant, as the case may be, (i) attorn to it and will perform for its benefit all the terms, covenants, and conditions of this Lease on Tenant's part to be performed with the same force and effect as if the landlord or the purchaser, assignee, or tenant were the landlord originally named in this Lease, or (ii) enter into a new lease with the landlord or the purchaser, assignee, or tenant for the remainder of the Lease Term and otherwise on the same terms, conditions, and rents as provided in this Lease.

              B. This Lease is contingent on delivery by Landlord to Tenant of a subordination, non-disturbance, and attornment agreement as to the mortgage currently encumbering the Building Project and held by Bank of America and in which the lender agrees that casualty and condemnation proceeds relating to the Premises shall be disbursed in the manner provided in this Lease, notwithstanding any contrary provisions which may be contained in the loan documents, and otherwise in a commercially reasonable form as would be reasonably acceptable to both a lender, on the one hand, and a tenant, on the other, as to a comparable lease, executed by Landlord and the lender. Tenant shall execute the agreement promptly after it is submitted to Tenant and will execute it before the lender does so if the lender so requires. Tenant shall be responsible for any fees or costs charged by the lender in connection with the negotiation of the subordination, non-disturbance and attornment agreement. This Lease shall not be effective unless and until the fully executed subordination, non-disturbance, and attornment agreement is delivered to Tenant. If the subordination, non-disturbance, and attornment agreement has not been executed by the current lender within 30 days of the Date of this Lease, Tenant may terminate this Lease by notice to Landlord, which notice must be sent within 40 days of the Date of this Lease. If Tenant does not send a notice of termination by such date, this Lease shall continue in full force and effect and the contingency provided in this section shall be deemed satisfied and deleted from this Lease.

              C. Landlord, as a condition to Tenant's obligation to subordinate its interest under this Lease to any future ground or underlying leases or future mortgages, will cause any future lessor under any ground or underlying lease or holder of a mortgage affecting the Building Project to provide Tenant with a subordination, non-disturbance, and attornment agreement in which the lessor or mortgagee agrees that, except during the last six months of the term of the loan (provided that the loan has a term of ten years), casualty and condemnation proceeds relating to the Premises shall be disbursed in the manner provided in this Lease, notwithstanding any contrary provisions which may be contained in the ground lease or loan documents, and otherwise in a commercially reasonable form as would be reasonably acceptable to both a lessor or lender, on the one hand, and a tenant, on the other, as to a comparable lease. The agreement may provide that during the last six months of the term of the loan (provided that the loan has a term of ten years), disposition of casualty and condemnation proceeds shall be controlled by the terms of the loan documents, notwithstanding any contrary provisions in this Lease. Tenant shall be responsible for any fees or costs charged by the lessor or mortgagee.

         21. INDEMNIFICATION: Landlord and Tenant shall each indemnify, defend, and save harmless the other party and the other party's employees, agents, and contractors (the "Indemnified Parties") from and against any and all loss, damage, claim, demand, liability, or expense (including reasonable attorneys' fees) resulting from claims by third parties and based on any acts or omissions (specifically including negligence) of the indemnitor, its employees, agents, and contractors in connection with the Building Project and only to the extent caused in whole or in part by acts or omissions of the indemnitor, its employees, agents, and contractors, regardless of whether or not the claim is caused in part by any of the Indemnified Parties. The indemnitor shall have the right to assume the defense of any claim covered by this indemnity on behalf of both itself and the Indemnified Parties, provided that the lawyers selected by the indemnitor to handle the defense are reasonably satisfactory to the Indemnified Parties and the representation will not result in a conflict of interest for the lawyers. The Indemnified Parties may not settle any claim covered by this Indemnity section without the consent of the indemnitor. When any claim is caused by the joint acts or omissions of the indemnitor and the Indemnified Parties, the indemnitor's duties under this section shall be in proportion to the indemnitor's allocable share of the joint liability. This Indemnification section shall not be construed to restrict, limit, or modify either party's insurance obligations under this Lease. Either party's compliance with the insurance requirements under this Lease shall not restrict, limit, or modify that party's obligations under this Indemnification section. Notwithstanding anything in this section to the contrary, neither party shall be liable to the other under this indemnification for any loss of business or profits or other consequential damages or for punitive or special damages of any kind.

         22. ANTIWAIVER: The failure of a party to insist on the strict performance of any provision of this Lease or to exercise any remedy for any default shall not be construed as a waiver. The waiver of any noncompliance with this Lease shall not prevent subsequent similar noncompliance from being a default. No notice to or demand on a party shall of itself entitle the party to any other or further notice or demand in similar or other circumstances. No waiver shall be effective unless expressed in writing and signed by the waiving party. The receipt by Landlord of any rent after default on the part of Tenant (whether the rent is due before or after the default) shall not be deemed to operate as a waiver of any then existing default by Tenant or of the right of Landlord to enforce the payment of any other rent reserved in this Lease that may be due and owing at that time, or otherwise, or to pursue any other remedies available to Landlord. No payment by Tenant, or receipt by Landlord, of a lesser amount than the rent actually owed under the terms of this Lease shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement of, or statement on, any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction. Landlord may accept the check or payment without prejudice to Landlord's right to recover the balance of the rent or to pursue any other remedy. No act of Landlord shall be deemed an acceptance of a surrender of the Premises and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. The acceptance of the keys to the Premises by the Landlord from the Tenant before the termination of this Lease will not operate as a termination of this Lease or a surrender of the Premises unless done under a written agreement duly executed on behalf of Landlord and specifically evidencing an express intention by Landlord so to effect a termination or accept a surrender. It is the intention of the parties that this section modify the common law rules of waiver and estoppel.

         23. NO REPRESENTATIONS BY LANDLORD: Neither Landlord nor Landlord's agents have made any representations or promises concerning the physical condition of the Building Project or the Premises, the rents, leases, expenses of operation, or any other matter affecting or relating to the Premises, except as expressly set forth in this Lease and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease.

         24. SERVICES AND UTILITIES: A. During the Lease Term and as long as Tenant is entitled to possession of the Premises, Landlord shall furnish the following services:

                    (1) Air conditioning and heating in season.

                    (2) Landscape maintenance and general cleaning services as to all areas outside of the Building.

              B. Tenant shall pay to Landlord the costs of any modification to any Building Project utility or service system necessary to accommodate Tenant. Notwithstanding the foregoing, Landlord shall not be required to make any modification to any utility or service system of the Building Project on behalf of Tenant.

              C. Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service or any other utility service to the Premises is changed or is no longer available or suitable for Tenant's requirements. Tenant's use of electrical and heating, ventilating, and air conditioning services shall not exceed, either in voltage, rated capacity, use, or overall load, the capacity for the Building.

              D. In no event shall Landlord be liable for damages resulting from any of the fixtures or equipment in the Building Project being out of repair, or for injury to persons, property, or business caused by any defects in the electric, elevator, HVAC, or water apparatus, or for any damages arising out of the failure to furnish HVAC or other service, unless due to the negligence or intentional acts of Landlord, and any such interruption or failure shall in no manner constitute an actual or constructive eviction of Tenant or entitle Tenant to abatement of any rent due under this Lease, except as set forth in this Lease. Notwithstanding anything to the contrary in this section, if (i) Landlord ceases to furnish services to the Premises, and Tenant notifies Landlord of the cessation in writing (the "Interruption Notice"), (ii) the cessation does not arise as a result of an act or omission of Tenant, (iii) the cessation is not caused by fire or other casualty (in which case Section 16 shall control), (iv) the repair or restoration of the services is reasonably within the control of Landlord, and (v) as a result of the cessation the Premises or a material portion of the Premises is rendered untenantable (meaning that Tenant is unable to use the Premises in the normal course of its business) and Tenant in fact ceases to use the Premises or a material portion of the Premises, then Tenant's sole remedy for the cessation shall be as follows: on the third consecutive Business Day following the "Interruption Date", which shall be the later to occur of the date the Premises (or a material portion of the Premises) becomes untenantable, the date Tenant ceases to use the space, and the date Tenant provides Landlord with an Interruption Notice, the rent payable under this Lease shall be abated on a per diem basis for each day after the three Business Day period based upon the percentage of the Premises so rendered untenantable and not used by Tenant, and the abatement shall continue until the date the Premises become tenantable again.

              E. Landlord has advised Tenant that Florida Power & Light Company is the utility company selected by Landlord to provide electricity service for the Building. However, if permitted by law, Tenant may at any time and from time to time during the Lease Term contract for service from a different company or companies providing electricity service.

              F. Landlord shall not provide or be obligated to cause any party to provide any electrical services, water, sewer, telecommunications, cable television, or any other utilities, janitorial and general cleaning services, security services (including maintenance and repair of the security system in the Premises as of the Date of this Lease), trash removal, or pest control to the Premises. Tenant shall pay directly to the provider thereof all fees and charges for janitorial and general cleaning services, security services (including maintenance and repair of the security system in the Premises as of the Date of this Lease), trash removal, and pest control and shall be solely responsible for all charges for electrical services to the Premises, including metering costs and electricity costs of HVAC services to the Premises.

         25. SECURITY DEPOSIT: The Security Deposit shall be delivered to Landlord on the execution of this Lease by Landlord and Tenant. The Security Deposit shall be held by the Landlord as security for Tenant's payment of rent or any other sum payable by Tenant under any of the provisions of this Lease, including amounts payable by Tenant under Section 9F of this Lease. The Security Deposit shall not be considered an advance payment of rent and is not intended to serve as liquidated damages nor to be a measure of Landlord's damages for any default by Tenant. The Security Deposit may be commingled with other funds of Landlord and Landlord shall have no liability for the accrual or payment of any interest on the Security Deposit.

              A. Application of Security Deposit: Landlord may use, apply, or retain the whole or any part of the Security Deposit to the extent required for the payment of any rent or any other sum payable by Tenant under any of the provisions of this Lease, including amounts payable by Tenant under Section 9F of this Lease, which are not paid prior to the expiration of any notice and grace periods provided in this Lease. Tenant expressly acknowledges that Tenant shall not have the right to apply the Security Deposit to rent. Application of the Security Deposit to rents owed shall be at the sole option of Landlord, and the right to possession of the Premises by Landlord for nonpayment of rent or for any other reason shall not in any event be affected by the existence of the Security Deposit.

              B. Replenishment of Security Deposit: If Landlord uses, applies, or retains the whole or any part of the Security Deposit, Tenant shall deliver to Landlord the amount necessary to replenish the Security Deposit to its original sum within five days after notification from Landlord of the amount due. The Security Deposit shall be replenished by delivering a replacement letter of credit (in the same form and issued by the same bank as the original Letter of Credit or by another bank approved by Landlord) restoring the amount of the Letter of Credit back to $800,000.00 (or such lesser amount as applicable under Section F below), in which event, and upon receipt of the replacement letter of credit, Landlord shall return the original Letter of Credit to Tenant.

Failure to pay the amount due within the required time period shall constitute a material default under this Lease.

              C. Transfer of Building Project: In the event of a sale, lease, or encumbrance of the Building Project or any part of the Building Project, Landlord shall have the right to transfer the Security Deposit to the purchaser, landlord, tenant, or mortgagee and if the Security Deposit is transferred, Landlord shall thereafter be relieved from any liability concerning the Security Deposit.

              D. Prohibition on Tenant Assignment: Tenant shall not assign or encumber its rights concerning the Security Deposit. Landlord and its successors or assigns shall not be bound by any purported assignment or have any liability to any purported assignee.

              E. When Returned: If Tenant pays all rent or other sums payable by Tenant under any of the provisions of this Lease, including amounts payable by Tenant under Section 9F of this Lease, any part of the Security Deposit not used or retained by Landlord under the terms of this Lease shall be returned to Tenant within 45 days after the expiration of the Lease Term and after Tenant's delivery of possession of the Premises to Landlord. However, if at the expiration of the Lease Term there are any amounts that may be due from Tenant that have not yet been finally determined (for example, rent for Expenses for the year in which the Lease Term expires or amounts which will potentially be owed to Landlord under Section 9F of this Lease) then Landlord may estimate the amounts which will be owed and deduct them from the Security Deposit. When the actual amounts are finally determined, an adjustment shall be made between Landlord and Tenant with payment to or repayment by Landlord, as the case may require, to the end that Landlord shall receive the entire amount actually owed by Tenant and Tenant shall receive reimbursement for any overpayments.

              F. Letter of Credit. Anything in this Lease to the contrary notwithstanding, Tenant, instead of depositing cash with Landlord as the Security Deposit, shall instead provide a clean, unconditional, irrevocable, negotiable commercial Letter of Credit (the "Letter of Credit"), which Letter of Credit shall be issued by a bank which is reasonably acceptable to Landlord and which is located in Broward County or Palm Beach County, Florida, naming Landlord (or its successor as Landlord) as beneficiary and in the form of EXHIBIT "G" to this Lease. Upon issuance of the Letter of Credit, a copy of it shall be attached to this Lease. The Letter of Credit shall have a term of at least 12 months, and it shall by its terms be renewed automatically each year by the bank, unless the bank gives written notice to the beneficiary, at least 30 days prior to the expiration date of the then existing Letter of Credit, that the bank elects that it not be renewed. If the Letter of Credit is ever not renewed and has less than 30 days remaining in its term, Landlord may draw on it and will then hold the proceeds as a cash Security Deposit in accordance with the terms of this Lease. The Letter of Credit shall be transferable. Tenant shall reimburse Landlord for all transfer fees incurred for both the Letter of Credit and for the Guaranty Letter of Credit.

              Provided Tenant has not been in Monetary Default under this Lease, the Letter of Credit shall be reduced by 50% (or $400,000.00) as of January 1st of the year following the year in which the Tenant under this Lease or any Guarantor achieves a minimum net worth of not less than $50,000,000.00 and annual income from operations (as defined and reflected in Tenant's filings with the Securities and Exchange Commission) of not less than $2,000,000.00 for two consecutive years as certified by an independent certified public accountant.

              In addition to the above reduction, provided Tenant has not been in Monetary Default under this Lease, the Letter of Credit shall be reduced by an additional 25% (or $200,000.00) as of January 1st of the year following the year in which the Tenant under this Lease or any Guarantor achieves a minimum net worth of not less than $100,000,000.00 and annual income from operations (as defined and reflected in Tenant's filings with the Securities and Exchange Commission) of not less than $5,000,000.00 for two consecutive years as certified by an independent certified public accountant.

              In addition to the above reductions, provided Tenant has not been in Monetary Default under this Lease, the Letter of Credit shall be cancelled and returned to Tenant as of January 1st of the year following the year in which the Tenant under this Lease or any Guarantor has maintained an investment grade rating from Standard & Poors of BBB-- or better for one year without any downgrades.

         26. GOVERNMENTAL REGULATIONS: A. Tenant shall promptly comply with all laws, orders, and regulations of all county, municipal, state, federal, and other applicable governmental authorities, and all recorded covenants and restrictions affecting the Building Project, now in force, or that may hereafter be in force, pertaining to Tenant or its use of the Premises, and shall faithfully observe, in the use of the Premises, all municipal and county ordinances and state and federal laws now in force or that may hereafter be in force, that shall impose any duty on Tenant concerning the Premises or the use or occupancy of the Premises, including all laws relating to fire and safety, hazardous materials, indoor air quality, and to persons with disabilities (whether the requirements be structural or nonstructural), and specifically, but without limitation, installation and maintenance of sprinklers, fire alarms, smoke detectors and other sensors, and alterations and other measures necessary to comply with the ADA. At Landlord's option, any required compliance, installation, and maintenance may be performed by Landlord, at Tenant's expense, to be paid by Tenant promptly when billed by Landlord.

              B. Tenant shall comply with all requirements of the Board of Fire Underwriters of the State where the Premises are located or any other similar body affecting the Premises and shall not use the Premises in a manner that shall increase the rate of fire insurance or other insurance of Landlord over that in effect during the year before the Commencement Date. If the use of the Premises by Tenant increases any insurance rate concerning the Building Project, Tenant shall reimburse Landlord for the additional costs.

              C. Tenant shall obtain all licenses and permits from time to time required to enable Tenant to conduct its business under this Lease. No failure of Tenant to obtain or maintain any licenses or permits, or extensions or renewals of them, shall release Tenant from the performance and observance of Tenant's obligations under this Lease.

              D. Landlord represents and warrants that the Premises, as of the Date of this Lease, substantially comply in all material respects with applicable municipal, county, state, and federal laws, orders, and regulations (collectively, the "Governmental Requirements"). Landlord, at its sole cost and expense, subject to the provisions of Section 5 of this Lease, shall promptly comply with all Governmental Requirements now in force or which may hereafter be in force, pertaining to Landlord or its use of the Building Project, and which are not the responsibility of Tenant or another tenant or occupant of the Building Project, and shall faithfully observe, in the use of the Building Project by Landlord, all Governmental Requirements now in force or which may hereafter be in force, which shall impose any duty upon Landlord concerning the Building Project or the use or occupancy of the Building Project, other than requirements imposed on Tenant or on another tenant or occupant of the Building Project, including, but not limited to, all Governmental Requirements relating to fire and safety and hazardous materials (whether the requirements be structural or nonstructural), and specifically, but without limitation, installation and maintenance of sprinklers, fire alarms, smoke detectors, and other sensors. Landlord need not comply with any laws as to which it has a "grandfather" exemption or as to which Landlord has any other legal exemption excusing it from current compliance. Notwithstanding the foregoing, Landlord shall have the right to contest in good faith any alleged violation of any Governmental Requirements if Landlord feels that it is not in violation of the Governmental Requirements or is otherwise exempted from compliance, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law, and the right to appeal any decisions, judgments, or rulings to the fullest extent permitted by law. Landlord, after exhaustion of all rights to appeal or contest, will make all repairs, additions, alterations, or improvements necessary to comply with the terms of any final order or judgment.

         27. SIGNS: Tenant may place on any portion of the Building Project, including on any exterior door, wall, or window of the Premises, or within the interior of the Premises any signage that complies with all applicable governmental laws, orders, and regulations. Tenant will purchase, install, maintain, and insure any signage at its sole cost and expense. Tenant shall remove its signs upon the expiration or sooner termination of the Lease Term and repair any damage caused by the removal, ordinary wear and tear and damage by Landlord excepted.

         28. SURVIVAL: Any liability or obligation of Landlord or Tenant arising during the Lease Term shall survive the expiration or earlier termination of this Lease, including obligations and liabilities relating to (i) the adjustments of Expense rent referenced in the Expenses section of this Lease,
(ii) the condition of the Premises or the removal of Tenant's Property, and
(iii) the indemnity provisions of this Lease.

         29. BROKER: Landlord and Tenant represent and warrant that they neither consulted nor negotiated with any broker or finder regarding the Premises, except the Leasing Broker. Landlord and Tenant agree to indemnify, defend, and save the other harmless from and against any claims for fees or commissions from anyone other than the Leasing Broker with whom they have dealt in connection with the Premises or this Lease including attorneys' fees incurred in defending any claim. Landlord shall indemnify and hold Tenant harmless against payment of any leasing commission due the Leasing Broker in connection with this Lease.

         30. QUIET ENJOYMENT: A. Landlord covenants and agrees that, on Tenant's paying rent and performing all of the other provisions of this Lease on its part to be performed, Tenant may peaceably and quietly hold and enjoy the Premises for the Lease Term without material hindrance or interruption by Landlord or any other person claiming by, through, or under Landlord, subject, nevertheless, to the terms, covenants, and conditions of this Lease and all existing or future ground leases, underlying leases, mortgages, or deeds of trust encumbering the Building Project.

              B. Notwithstanding the foregoing, Landlord may temporarily close the Building Project and preclude access to the Premises, but only to the extent reasonably required, in the event of repairs, casualty, governmental requirements, the threat of an emergency such as a hurricane, civil commotion, war like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, floods, other natural disasters, or acts of God, or if Landlord reasonably deems it necessary in order to prevent damage or injury to person or property, and at all times subject to Landlord's security policies and procedures.

         31. END OF TERM: A. Tenant shall surrender the Premises to Landlord at the expiration or sooner termination of this Lease in good order and condition, broom clean, except for reasonable wear and tear and damage by fire or other casualty (but recognizing Tenant's and Landlord's respective obligations to maintain the Premises as provided in this Lease) and Tenant shall surrender all keys for the Premises to Landlord. Unless Landlord shall have consented in writing to Tenant's holding over, Tenant shall be liable to Landlord for all damages, including any consequential damages, which Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify, defend, and save Landlord harmless against all costs, claims, loss, or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from immediate recovery of possession of the Premises.

              B. The term "Landlord's Property" shall mean all fixtures, equipment, improvements, appurtenances, and carpeting, attached to or built into the Premises at the Commencement Date or during the Lease Term, whether or not by or at the expense of Tenant, and any personal property in the Premises on the Commencement Date, unless installed and paid for by Tenant. All Alterations, whether temporary or permanent in character, including, but not limited to, HVAC equipment (excluding supplemental package units installed by Tenant), wall coverings, carpeting and other floor coverings, ceiling tiles, blinds and other window treatments, lighting fixtures and bulbs, built-in or attached shelving, built-in furniture, millwork, counter tops, cabinetry, all doors (both exterior and interior), bathroom fixtures, sinks, kitchen area improvements, and wall mirrors, made by Landlord or Tenant in or upon the Premises shall be deemed Landlord's Property. All of Landlord's Property shall be and remain a part of the Premises at the expiration or sooner termination of the Lease Term (without compensation to Tenant) and shall not be removed or replaced by Tenant without the prior written consent of Landlord.


              C. The term "Tenant's Property" shall mean all moveable machinery and equipment, including moveable communications equipment and moveable office equipment, which are installed in the Premises by or for the account of Tenant without expense to Landlord and which can be removed without damage to the Premises or the Building Project, and all moveable furniture, furnishings, and other articles of moveable personal property owned by Tenant and located in the Premises. Tenant's Property may be removed by Tenant at any time during the Lease Term; provided, however, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building Project resulting from the initial installation or removal, or both, of Tenant's Property. Any machinery, equipment, furniture, furnishings, or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord and shall not be considered Tenant's Property, but shall be deemed Landlord's Property.

              D. Upon the expiration or sooner termination of the Lease Term, Tenant, at its expense, shall remove from the Premises all of Tenant's Property (except those items which Landlord shall have expressly permitted to remain, which items shall become the property of Landlord) and all Alterations which Landlord designates by notice to Tenant given at any time up to six months prior to the termination of this Lease. Tenant, at Tenant's sole cost and expense, shall also repair any damage to the Premises and the Building Project caused by the removal. Any items of Tenant's Property which shall remain in the Premises after the expiration or sooner termination of the Lease Term, may, at the option of Landlord, be deemed to have been abandoned, and in such case, those items may be retained by Landlord as its property to be disposed of by Landlord, without accountability to Tenant or any other party, in the manner Landlord shall determine, at Tenant's expense.

         32. RECORDATION: After the Date of this Lease, Tenant may record a memorandum of this Lease in a form reasonably approved by Landlord provided Tenant pays all recording costs and that, prior to recording the memorandum, Tenant delivers a notice of termination of the memorandum (the "Termination") executed by Tenant in recordable form terminating the memorandum to Landlord's lawyers, as escrow agents, to be held in escrow until such time, if ever, as Tenant defaults under this Lease beyond all applicable notice and cure periods, as provided for in this Lease, or the Lease Term expires or terminates in accordance with the terms of this Lease, in which case the escrow agent shall then release the Termination to Landlord within 15 days after receipt by both Tenant and the escrow agent of a written request by Landlord for the release of the Termination and outlining in detail the nature of the applicable uncured default or outlining the applicable terms in this Lease concerning the termination or expiration. However, escrow agent shall not release the Termination if Tenant notifies escrow agent within the 15 day period that Tenant is disputing the default (or termination or expiration), as stated in Landlord's request. The escrow agent is acting as a stakeholder only as to the Termination. If there is any dispute as to whether the escrow agent is obligated to release the Termination, the escrow agent shall not be required to make any delivery, and may continue to hold the Termination until receipt by escrow agent of an authorization in writing, signed by all parties having any interest in the dispute, directing the disposition of the Termination, or, in the absence of such authorization, the escrow agent may hold the Termination until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or proceedings for the determination are not begun by either of the parties or diligently continued thereafter, the escrow agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Termination in the registry of a court having appropriate jurisdiction pending the determination. The escrow agent shall be reimbursed for all costs and expenses of the action or proceeding, including, without limitation, reasonable attorneys' fees, by the party determined not to be entitled to the Termination. Upon making delivery of the Termination in the manner provided in this Lease, the escrow agent shall have no further liability under this Lease. In the event of any dispute or litigation between Landlord and Tenant arising under this section or in connection with this Lease, the escrow agent may represent Landlord in the dispute. The memorandum shall not disclose the Rent payable under this Lease.

         33. LEASE NOT BINDING UNLESS EXECUTED: Submission by Landlord of this Lease for execution by Tenant shall not constitute an offer and shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed and delivered this Lease.

         34. ATTORNEYS' FEES: In any suit, action, or other proceeding, including arbitration or bankruptcy, arising out of or in any manner relating to this Lease, the Premises, or the Building Project (including (i) the enforcement or interpretation of either party's rights or obligations under this Lease whether in contract, tort, or both, or (ii) the declaration of any rights or obligations under this Lease) the prevailing party, as determined by the court or arbitrator, shall be entitled to recover from the losing party reasonable attorneys' fees and disbursements (including disbursements that would not otherwise be taxable as costs in the proceeding). In addition, if Landlord becomes a party to any suit or proceeding affecting the Premises or involving this Lease or Tenant's interest under this Lease, other than a suit between Landlord and Tenant, or if Landlord engages counsel to collect any of the amounts owed under this Lease, or to enforce performance of any of the agreements, conditions, covenants, provisions, or stipulations of this Lease, without commencing litigation, then the costs, expenses, and reasonable attorneys' fees and disbursements incurred by Landlord shall be paid to Landlord by Tenant. All references in this Lease to attorneys' fees shall be deemed to include all legal assistants', paralegals', and law clerks' fees and shall include all fees incurred through all post-judgment and appellate levels and in connection with collection, arbitration, and bankruptcy proceedings.

         35. NOTICES:

              A. General Requirements. Except as otherwise expressly provided, any notice, demand, request, election, or other communication (a "Communication") required or permitted to be given or made to or by any party to this Lease or otherwise given or made under this Lease, shall be in writing. A Communication shall be deemed to have been delivered and received on the earlier of the day actually received (by whatever means sent, including means not authorized by this article) if received before 5:00 PM on a Business Day (or, if not received before 5:00 PM on a Business Day, on the first Business Day after the day of receipt) or, regardless of whether or not received after the following dates, (i) on the date of transmittal by telecopier to the addressee's Notice Address, with the confirmation sheet obtained by the sender being deemed conclusive proof of the transmission of the telecopy; (ii) on the date of delivery or refusal of delivery, if by hand delivery; (iii) on the first Business Day after having been delivered to a nationally recognized overnight air courier service (such as Federal Express) for "next business day" delivery; or (iv) on the third Business Day after having been deposited with the United States Postal Service, Registered or Certified Mail, Return Receipt Requested; in each case addressed to the respective party at the party's Notice Address, which Notice Address may be changed by notice delivered to the other party in accordance with the terms of this article; provided that if Tenant has vacated the Premises or is in default of this Lease, Communications may be delivered by any manner permitted by law for service of process. Any Communication transmitted by telecopier after 5:00 p.m. shall be deemed to have been made on the next Business Day following the date on which it was transmitted. Notwithstanding the foregoing, any Communication which is in fact received, regardless of whether it is sent in compliance with the requirements of this article, shall be effective as of the date received. If any Communication is returned to the addressor because it is refused, unclaimed, or the addressee has moved, or is otherwise not delivered or deliverable through no fault of the addressor, effective notice shall still be deemed to have been given. If there is more than one party constituting Tenant, any Communication may be given by or to any one of them, and shall have the same force and effect as if given by or to all of them.

              B. Notices by and to Lawyers. Any lawyer representing Landlord or Tenant may give any Communication under this Lease on behalf of the lawyer's client. Any Communication so given by a lawyer shall be deemed to have been given by the lawyer's client. Notwithstanding anything to the contrary in this Lease, any obligation to send a copy of a Communication to a party's lawyer shall only apply to Communications which are notices of a default under this Lease. Failure to give a copy of any Communication to the lawyer for a party will not affect the validity of the Communication provided that the Communication has been given to the party represented by that lawyer.

              C. Section 83.20, Florida Statutes. Any notices required under
Section 83.20, Florida Statutes, shall be deemed to have been fully given, made, sent, and received if sent in compliance with this article.

              D. Change of Notice Address. Either party may change its Notice Address by notice to the other party. However, this will not permit a party to add additional persons to receive Communications or copies of Communications so that more than a maximum of two persons are entitled to receive any Communication or copy of any Communication.

         36. RADON GAS: The following notification is provided under Section 404.056(6), Florida Statutes: "Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

         37. SUCCESSORS AND ASSIGNS; PERSONS BOUND: This Lease shall bind and inure to the benefit of the heirs, personal representatives, administrators, and, except as otherwise provided, the successors or assigns of the parties to this Lease. If there is more than one party constituting Tenant, each party shall be jointly and severally liable with the other parties constituting Tenant for the performance of all of the obligations of Tenant under this Lease. If Tenant is a partnership, each and every present and future general partner of Tenant shall be and remain at all times jointly and severally liable under this Lease and neither the death, resignation, or withdrawal of any partner, nor the subsequent modification or waiver of any of the terms and provisions of this Lease, shall operate to release any partner under this Lease.

         38. JURY WAIVER; COUNTERCLAIMS: LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM INVOLVING ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH (i) THIS LEASE, (ii) THE RELATIONSHIP OF LANDLORD AND TENANT, (iii) TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR (iv) THE RIGHT TO ANY STATUTORY RELIEF OR REMEDY. TENANT FURTHER WAIVES THE RIGHT TO INTERPOSE ANY PERMISSIVE COUNTERCLAIM OF ANY NATURE IN ANY ACTION OR PROCEEDING COMMENCED BY LANDLORD TO OBTAIN POSSESSION OF THE PREMISES DUE TO NON-PAYMENT OF RENT. IF TENANT VIOLATES THIS PROVISION BY FILING A PERMISSIVE COUNTERCLAIM, WITHOUT PREJUDICE TO LANDLORD'S RIGHT TO HAVE THE COUNTERCLAIM DISMISSED, THE PARTIES STIPULATE THAT SHOULD THE COURT PERMIT TENANT TO MAINTAIN THE COUNTERCLAIM, THE COUNTERCLAIM SHALL BE SEVERED AND TRIED SEPARATELY FROM THE ACTION FOR POSSESSION UNDER RULE 1.270(b) OF THE FLORIDA RULES OF CIVIL PROCEDURE OR OTHER APPLICABLE LAW. THE ACTION FOR POSSESSION SHALL THEN PROCEED UNDER THE SUMMARY PROCEDURES SET FORTH IN SECTION 51.011, FLORIDA STATUTES. THE WAIVERS SET FORTH IN THIS SECTION ARE MADE KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY BY TENANT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THESE WAIVERS WITH COUNSEL. THIS PROVISION IS A MATERIAL INDUCEMENT TO LANDLORD IN AGREEING TO ENTER INTO THIS LEASE.

         39. INTENTIONALLY OMITTED.

         40. IMPOSSIBILITY OF PERFORMANCE: For purposes of this Lease, the term "Unavoidable Delay" shall mean any delays due to strikes, lockouts, civil commotion, warlike operations, invasion, rebellion, hostilities, military or usurped power, sabotage, government regulations or controls, inability to obtain any material, utility, or service because of governmental restrictions, hurricanes, floods, or other natural disasters, acts of God, or any other cause beyond the direct control of the party delayed (not including the insolvency or financial condition of that party or the increased cost of obtaining labor and materials). Notwithstanding anything in this Lease to the contrary, if Landlord or Tenant shall be delayed in the performance of any act required under this Lease by reason of any Unavoidable Delay, then provided notice of the Unavoidable Delay is given to the other party within ten days after its occurrence, performance of the act shall be excused for the period of the delay and the period for the performance of the act shall be extended for a reasonable period, in no event to exceed a period equivalent to the period of the delay.

         41. GUARANTY. Payment of all rents and charges and the performance of all covenants of Tenant contained in this Lease are guaranteed by the Guarantor under the Guaranty that is attached as an exhibit to this Lease. The Guaranty is a part of this Lease and Tenant agrees to be bound by the terms of the Guaranty that relate to this Lease.

         42. TENANT'S REPRESENTATIONS: Tenant represents and warrants as follows:

              A. Tenant is duly organized, validly existing, and in good standing under the laws of the State in which it was formed and is duly qualified to transact business in the State in which the Premises are located.

              B. Tenant has full power to execute, deliver, and perform its obligations under this Lease.

              C. The execution and delivery of this Lease, and the performance by Tenant of its obligations under this Lease, have been duly authorized by all necessary action of Tenant, and do not contravene or conflict with any provisions of Tenant's Articles of Incorporation or Bylaws or any other agreement binding on Tenant.

              D. The individual executing this Lease on behalf of Tenant has full authority to do so.

              E. The scroll seal set forth immediately below the signature of the individual executing this Lease on Tenant's behalf has been adopted by the corporation as its seal for the purpose of execution of this Lease and the scroll seal has been affixed to this Lease as the seal of the corporation and not as the personal or private seal of the officer executing this Lease on behalf of the corporation.

              F. Tenant's financial statements and the information describing Tenants' business and background previously furnished to Landlord were at the time given true and correct in all material respects and there have been no adverse material changes to the information subsequent to the date given.

         43. LANDLORD'S REPRESENTATION: Landlord represents and warrants as follows:

              A. Landlord is duly organized, validly existing, and in good standing under the laws of the state in which it was formed and is duly qualified to transact business in the State of Florida.

              B. Landlord has full power to execute, deliver, and perform its obligations under this Lease.

              C. The execution and delivery of this Lease, and the performance by Landlord of its obligations under this Lease, have been duly authorized by all necessary action of Landlord, and do not contravene or conflict with any provisions of Landlord's Articles of Organization or Operating Agreement, or any other agreement binding on Landlord. D. The individual executing this Lease on behalf of Landlord has full authority to do so.

         44. INTENTIONALLY OMITTED.

         45. PARKING: As long as Tenant is entitled to possession of the Premises, Tenant shall be entitled to use all of the parking spaces in the Parking Areas for automobile parking.

         46. GENERAL PROVISIONS:

              A. Construction of Language: Whenever in this Lease the context allows, the terms "Lease," "Lease Term," and "term of this Lease," or terms of similar import, shall be deemed to include all renewals, extensions, or modifications of this Lease or the Lease Term. The word "including" when used in this Lease shall be deemed to mean "including, but not limited to," or "including without limitation." The headings of sections or subsections in this Lease are for convenience only and shall not be relevant for purposes of interpretation of this Lease. This Lease has been negotiated "at arm's length" by Landlord and Tenant, each having the opportunity to be represented by legal counsel of its choice and to negotiate the form and substance of this Lease. Therefore, this Lease shall not be more strictly construed against either party by reason of the fact that one party may have drafted this Lease.

              B. Drafts: No inference shall be drawn from the modification or deletion of versions of the provisions of this Lease contained in any drafts exchanged between the parties before execution of the final version of this Lease that would be inconsistent in any way with the construction or interpretation that would be appropriate if the prior drafts had never existed.

              C. Severability: If any provision of this Lease or the application of a provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease and the application of the invalid or unenforceable provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected, and the remainder of this Lease shall otherwise remain in full force and effect. Moreover, the invalid or unenforceable provision shall be reformed, if possible, so as to accomplish most closely the intent of the parties consistent with applicable law.

              D. Integration: This Lease shall constitute the entire agreement of the parties concerning the matters covered by this Lease. All prior understandings and agreements had between the parties concerning those matters, including all lease proposals, letters of intent, and similar documents, are merged into this Lease, which alone fully and completely expresses their understanding.

              E. Amendment: This Lease may not be amended, modified, altered, or changed in any respect, except by further agreement in writing duly executed on behalf of Landlord and Tenant.

              F. Exhibits and Riders: All exhibits and riders attached to this Lease shall, by this reference, be incorporated into this Lease.

              G. Relationship of Parties: A fiduciary relationship shall not exist between the parties and neither party shall owe fiduciary duties to the other.

              H. Governing Law: This Lease has been negotiated and executed in Florida. It shall be construed and enforced in accordance with the laws of the State of Florida, without application of conflicts of laws principles.

              I. Fax Transmissions: This Lease may be transmitted between the parties by facsimile machine. Landlord and Tenant intend that faxed signatures constitute original signatures and that a faxed Lease containing the signatures (original or faxed) of Landlord and Tenant is binding on Landlord and Tenant.

              J. Counterparts: This Lease may be executed by the parties signing different counterparts of this Lease, which counterparts together shall constitute the agreement of the parties.

         47. INTENTIONALLY OMITTED.

         IN WITNESS WHEREOF, this Lease has been executed on behalf of Landlord and Tenant as of the Date of this Lease.

WITNESSES:                    LANDLORD:

_______________________       FG 2200, LLC, a Florida limited liability company

_______________________       By:________________________________________
Print or type name                Daniel Mendicino, Manager
                              Date Executed:_____________________________

-----------------------
                                          [CORPORATE SEAL]
-----------------------
Print or type name

                              TENANT:

                              BARPOINT.COM, INC.,
                              a Florida corporation
-----------------------
(Print or type name)

                              By:____________________________________________
                              Name:__________________________________________
                              Title:_________________________________________


                                           [CORPORATE SEAL]

(Print or type name)          Date Executed:_________________________________

                                   EXHIBIT "A"


                      LEGAL DESCRIPTION OF BUILDING PROJECT



              The West 851.94 feet of Parcel "A", COLONNADE BUSINESS CENTER 1, less and except the East 431.70 feet of the West 851.94 feet of the South 162.00 feet of Parcel "A", Colonnade Business Center 1, according to the Plat thereof recorded in Plat Book 139, at Page 49, of the Public Records of Broward, Florida.

              LESS AND EXCEPT

              Commencing at the Northwest corner of said Parcel "A"; thence North 88(Degree) 21' 19" East, on the North line of said Parcel "A", a distance of 420.24 feet; thence South 01(Degree)19' 31" East, a distance of 107.30 feet, to the Point of Beginning; thence continuing South 01(Degree) 18 '31" East, a distance of 248.97 feet; thence North 88(Degree) 21' 02" East, a distance of 431.71 feet; thence North 01(Degree) 18' 31" West, a distance of 356.23 feet, to a point on the North line of said Parcel "A", thence South 88(Degree) 21' 19" West, on said North line, a distance of
              240.38 feet, to a point of curve; thence Westerly through Southerly on a curve to the left, with a radius of 25.00 feet, a central angle of 94(Degree) 29' 37", an arc distance of 41.23 feet, to a point of reverse curve; thence Southerly through Westerly on a curve to the right, with a radius of 75.00 feet, a central angle of 94(Degree) 49' 47", an arc distance of 124.13 feet, to a point of tangency, thence South 88(Degree) 41' 29" West, a distance of 91.82 feet, to the Point of Beginning.

                                   EXHIBIT "B"

                               SKETCH OF PREMISES

                                   EXHIBIT "C"

                              SCHEDULE OF BASE RENT


       The Base Rent (excluding sales tax) during the initial Lease Term shall be:



       PERIOD              MONTHLY RENT           ANNUAL RENT

       1/1/01-12/31/01     $54,166.67             $650,000.00
       1/1/02-12/31/02     $54,166.67             $650,000.00
       1/1/03-12/31/03     $54,166.67             $650,000.00
       1/1/04-12/31/04     $54,166.67             $650,000.00
       1/1/05-12/31/05     $54,166.67             $650,000.00
       1/1/06-12/31/06     $60,416.67             $725,000.00
       1/1/07-12/31/07     $62,250.00             $747,000.00
       1/1/08-12/31/08     $64,125.00             $769,500.00
       1/1/09-12/31/09     $66,041.67             $792,500.00
       1/1/10-12/31/10     $68,041.67             $816,500.00

                                   EXHIBIT "E"

                              RULES AND REGULATIONS

       1. The sidewalks and public portions of the Building Project, such as entrances, passages, courts, and parking areas, shall not be obstructed or encumbered by Tenant or its employees, agents, invitees, or guests nor shall they be used for any purpose other than ingress and egress to and from the Premises.

       2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, louvered openings, or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord, unless installed by Landlord. No aerial or antenna shall be erected on the roof or exterior walls of the Premises or on the Building Project without the prior written consent of Landlord in each instance.

       3. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown in them. All damages resulting from any misuse of fixtures shall be borne by the Tenant who, or whose employees, agents, invitees, or guests, shall have caused the same.

       4. Tenant shall not in any way deface any part of the Premises or the Building Project. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Building, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

       5. No animals of any kind (except dogs assisting disabled persons) shall be brought on the Premises or Building Project.

       6. No cooking shall be done or permitted by Tenant on the Premises except in conformity to law and then only in the utility kitchen (if a utility kitchen was provided for in approved plans for the Premises or if Landlord has consented in writing to a kitchen), which is to be primarily used by Tenant's employees for heating beverages and light snacks. No heating equipment may be placed inside the Premises without the prior written consent of Landlord in each instance. Tenant shall not cause or permit any unusual or objectionable odors to be produced on or permeate from the Premises.

       7. Neither Tenant nor any of Tenant's employees, agents, invitees, or guests shall at any time bring or keep on the Premises any inflammable, combustible, or explosive substance or any chemical substance, other than reasonable amounts of cleaning fluids and solvents required in the normal operation of Tenant's business, all of which shall only be used in strict compliance with all applicable Environmental Laws.

       8. Landlord shall have a valid pass key to all spaces within the Premises at all times during the Lease Term. No additional locks or bolts of any kind shall be placed on any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism of the locks, without the prior written consent of the Landlord and unless and until a duplicate key is delivered to Landlord. Tenant must, on the termination of its tenancy, restore to the Landlord all keys to stores, offices, and toilet rooms, either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay Landlord for the replacement cost of them.

       9. Tenant shall assume all liability and risk concerning deliveries, removals, or the carrying in or out of any safes, freights, furniture, or bulky matter of any kind.

       10. Tenant shall not, unless otherwise approved by Landlord, occupy or permit any portion of the Premises demised to it to be occupied as, by, or for a public stenographer or typist, barber shop, bootblacking, beauty shop or manicuring, beauty parlor, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, a personnel or employment agency, public restaurant or bar, commercial document reproduction or offset printing service, ATM or similar machines, retail, wholesale, or discount shop for sale of merchandise, retail service shop, labor union, school, an entertainment, sports, or recreation facility, an office or facility of a foreign consulate or any other form of governmental or quasi-governmental bureau, department, or agency, including an autonomous governmental corporation, a place of public assembly (including a meeting center, theater, or public forum), a facility for the provision of social welfare or clinical health services, a telemarketing facility, a customer service call center, a firm the principal business of which is real estate brokerage, a company engaged in the business of renting office or desk space, a public finance (personal loan) business, or manufacturing, unless Tenant's Lease expressly grants permission to do so.

       11. The Premises shall not be used for lodging or sleeping, or for any immoral, disreputable, or illegal purposes, or for any purpose that may be dangerous to life, limb, or property.

       12. If, in Landlord's reasonable opinion, the replacement of ceiling tiles becomes necessary after they have been removed on behalf of Tenant by telephone company installers or others (in both the Premises and the public corridors), the cost of replacements shall be charged to Tenant on a per tile basis.

       13. All paneling or other wood products not considered furniture that Tenant shall install in the Premises shall be of fire retardant materials. Before the installation of these materials, Tenant shall submit to Landlord a satisfactory (in the reasonable opinion of Landlord) certification of the materials' fire retardant characteristics.

       14. Tenant shall be responsible for the removal and proper disposition of all trash crates, oversized trash, boxes, and items termed garbage from the Premises. The corridors and parking and delivery areas are to be kept clear of these items. Tenant shall provide convenient and adequate receptacles for the collection of standard items of trash.

       15. Landlord shall not be responsible for lost or stolen personal property, equipment, or money occurring within the Premises or Building Project, regardless of how or when the loss occurs.

       16. If Tenant desires a signal, communications, alarm, or other utility or service connection installed or changed, the work shall be done at the expense of Tenant, with the approval and under the direction of Landlord.

       17. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electric facilities, or any part or appurtenance of the Premises.

       18. Tenant shall not install, operate, or maintain in the Premises or in any other area of the Building Project, any electrical equipment that does not bear the U/L (Underwriters Laboratories) seal of approval, or that would overload the electrical system or any part of the system beyond its capacity for proper, efficient, and safe operation as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefor in the Building Project. Tenant shall not furnish any cooling or heating to the Premises, including the use of any electronic or gas heating devices, without Landlord's prior written consent.

       19. Tenant will take all steps necessary to prevent: inadequate ventilation, emission of chemical contaminants from indoor or outdoor sources, or both, or emission of biological contaminants. Tenant will not allow any unsafe levels of chemical or biological contaminants (including volatile organic compounds) in the Premises, and will take all steps necessary to prevent the release of contaminants from adhesives (for example, upholstery, wallpaper, carpet, machinery, supplies, and cleaning agents).

       20. Tenant shall not obtain for use in the Premises, floor polishing, lighting maintenance, cleaning, or other similar services from any persons not authorized by Landlord in writing to furnish the services.

       21. Landlord may, on request by any tenant, waive compliance by the tenant with any of the Rules and Regulations provided that (i) no waiver shall be effective unless in writing and signed by Landlord or Landlord's authorized agent, and (ii) a waiver shall not relieve the tenant from the obligation to comply with the rule or regulation in the future unless expressly consented to by Landlord.

       22. Whenever these Rules and Regulations directly conflict with any of the terms, provisions, rights, or obligations of Tenant under this Lease, this Lease shall govern.

                                   EXHIBIT "F"

                               TENANT IMPROVEMENTS

       Except as set forth in this Lease, Landlord has made no representation or promise as to the condition of the Premises. Landlord shall not perform any alterations, additions, or improvements in order to make the Premises suitable and ready for occupancy and use by Tenant. Tenant has inspected the Premises, is fully familiar with the physical condition of the Premises, and shall, except as set forth herein, accept the Premises "as is," "where is," without any warranty, express or implied, or representation as to fitness or suitability. Without limiting the generality of the foregoing, Tenant shall be responsible for all costs of bringing the Premises into compliance with current Governmental Requirements, which compliance is required as a result of the Tenant Improvements.

       Tenant shall perform all work necessary or desirable for Tenant's occupancy of the Premises (the "Tenant Improvements"). Tenant shall furnish to Landlord, for Landlord's written approval, a permit set (final construction drawings) of plans and specifications for the Tenant Improvements (the "Plans"). The Plans shall include the following: fully dimensioned architectural plan; electric/telephone outlet diagram; reflective ceiling plan with light switches; mechanical plan; furniture plan; electric power circuitry diagram; plumbing plans; all color and finish selections; all special equipment and fixture specifications; and fire sprinkler design drawings.

       The Plans will be prepared by a licensed architect and the electrical and mechanical plans will be prepared by a licensed professional engineer. The Plans shall be produced on CAD. The architect and engineer will be subject to Landlord's approval, which shall not be unreasonably withheld. The Plans shall comply with all applicable laws, ordinances, directives, rules, regulations, and other requirements imposed by any and all governmental authorities having or asserting jurisdiction over the Premises. Landlord shall review the Plans and either approve or disapprove them within ten days after receipt of them. Should Landlord disapprove them, Tenant shall make any necessary modifications and resubmit the Plans to Landlord in final form within ten days following receipt of Landlord's disapproval of them. The approval by Landlord of the Plans and any approval by Landlord of any similar plans and specifications for any other Alterations or the supervision by Landlord of any work performed on behalf of Tenant shall not: (i) imply Landlord's approval of the plans and specifications as to quality of design or fitness of any material or device used; (ii) imply that the plans and specifications are in compliance with any codes or other requirements of governmental authority (it being agreed that compliance with these requirements is solely Tenant's responsibility); (iii) impose any liability on Landlord to Tenant or any third party; or (iv) serve as a waiver or forfeiture of any right of Landlord. The Tenant Improvements shall be constructed by a general contractor selected and paid by Tenant and approved by Landlord. Tenant shall allow Pass International, Inc., an affiliate of Landlord, to make a bid to provide services as the general contractor for the Tenant Improvements. The following general contractors are pre-approved by Landlord:
Pass International, Inc., _____________, and _________________ (the
"Pre-Approved Contractors"). If the general contractor is not one of the Pre-Approved Contractors, it shall obtain a payment and performance bond in form complying with Section 713.23, Florida Statutes. A copy of the bond, the contractor's license(s) to do business in the jurisdiction(s) in which the Premises are located, the fully executed contract between Tenant and the general contractor, the general contractor's work schedule, and all building or other governmental permits required for the Tenant Improvements shall be delivered to Landlord before commencement of the Tenant Improvements. Tenant shall cooperate as reasonably necessary so that its general contractor will cause the Tenant Improvements to be completed promptly and with due diligence. The Tenant Improvements shall be performed in accordance with the Plans and shall be done in a good and workmanlike manner using new materials. All work shall be done in compliance with all other applicable provisions of this Lease and with all applicable laws, ordinances, directives, rules, regulations, and other requirements of any governmental authorities having or asserting jurisdiction over the Premises. Before the commencement of any work by Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of builder's risk, comprehensive general liability, and workers' compensation insurance complying with the requirements set forth in the Insurance article of this Lease. Any damage to any part of the Building Project that occurs as a result of the Tenant Improvements shall be promptly repaired by Tenant.

       Tenant shall also ensure compliance with the following requirements concerning construction:

       1. Tenant shall be responsible for cleaning up any refuse or other materials left behind by construction personnel at the end of each work day.

       2. Tenant shall deliver to Landlord all forms of approval provided by the appropriate local governmental authorities to certify that the Tenant Improvements have been completed and the Premises are ready for occupancy, including a final, unconditional certificate of occupancy.

       3. At all times during construction, Tenant shall allow Landlord access to the Premises for inspection purposes. On completion of the Tenant Improvements, Tenant's general contractor shall review the Premises with Landlord and Tenant and secure Landlord's and Tenant's acceptance of the Tenant Improvements.

       If and for as long as Tenant is not in default under this Lease beyond any applicable grace period, and as long as Tenant spends not less than $500,000.00 on the costs of construction of the Tenant Improvements, Tenant shall be entitled to a fixed price tenant improvement allowance in the amount of $400,000.00 (i.e., if Tenant spends $500,000.00, Tenant will receive $400,000.00, resulting in a net outlay of $100,000 by Tenant). If Tenant spends less than $500,000.00 on the costs of construction of the Tenant Improvements, the tenant improvement allowance shall be reduced by the difference between $500,000.00 and the actual cost of construction of the Tenant Improvements. The tenant improvement allowance shall be paid to Tenant in reimbursement for the total out of pocket costs paid by Tenant for the design professional fees and the "hard costs" of construction of the Tenant Improvements including, but not limited to, demolition, permit fees, payment and performance bond premiums, architectural space plans and permit drawings and a $15,000.00 construction supervision and overhead fee payable by Tenant to Landlord. The allowance may not be applied to any other costs such as, but not limited to, the costs of Tenant's furniture, trade fixtures, and equipment, cabling and wiring costs, and moving expenses. If the total amount paid by Tenant for the Tenant Improvements is less than the tenant improvement allowance, Tenant shall not receive cash or any credit against rent for the unused portion of the allowance. The tenant improvement allowance shall be paid within 21 days after all of the following events have occurred: (i) the Tenant Improvements have been substantially completed; (ii) Tenant has delivered to Landlord final releases of lien from Tenant's general contractor and all lienors giving notice as defined in the Florida Construction Lien Law and a final contractor's affidavit from the general contractor in accordance with the Florida Construction Lien Law, and all other receipts and supporting information concerning payment for the work that Landlord may reasonably request; (iii) Tenant has moved into the Premises and opened for business in the Premises; and (iv) Tenant has paid the rent due for the first month of the Lease Term. Tenant shall provide Landlord with true copies of bills paid by Tenant for the Tenant Improvements, and Landlord shall reimburse Tenant for the amount set forth in the bills up to the amount of the allowance. At Landlord's option, the tenant improvement allowance or any portion of it may be paid by Landlord directly to the general contractor performing the Tenant Improvements or to any lienor giving notice as defined in the Florida Construction Lien Law. If Tenant is in default under this Lease beyond any applicable grace period, Landlord may, in addition to all its other available rights and remedies, withhold payment of any unpaid portion of the tenant improvement allowance, even if Tenant has already paid for all or a portion of the cost of the Tenant Improvements. If the Tenant Improvements are not all constructed all at one time but rather are constructed in phases, no portion of the tenant improvement allowance shall be payable until Tenant has spent not less than $500,000.00 on the cost of construction of the Tenant Improvements. In addition, Landlord shall not be obligated to pay any portion of the tenant improvement allowance as to any Tenant Improvements which are not substantially completed by not later than December 31, 2001. This deadline shall be extended by the cumulative periods of any delays to the Tenant Improvement work caused by Landlord or any of the events described in the Impossibility of Performance article of the Lease. The provisions of Section 9K of the Lease dealing with Default Interest shall apply to Landlord's obligation to pay the tenant improvement allowance as provided in this Exhibit. In addition, should Landlord fail to pay the tenant improvement allowance within 30 days from notice from Tenant that the allowance was not paid when due, Tenant may offset the unpaid allowance plus interest at the Default Rate against rent thereafter coming due under this Lease until the allowance has been exhausted. However, if Tenant gives Landlord notice that the allowance was not paid when due and Landlord responds by disputing that the allowance is due, Tenant shall remain obligated to pay rent as it comes due and the provisions of the Landlord Default section of the Lease shall apply, including the arbitration and offset provisions of that section.

       The tenant improvement allowance is being paid by Landlord as an inducement to Tenant to enter into this Lease and as consideration for the execution of this Lease by Tenant and the performance by Tenant under this Lease for the full Lease Term.

       The tenant improvement allowance provisions of this exhibit shall not apply to any additional space added to the original Premises at any time after the Date of this Lease, whether by any options under this Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the initial Lease Term, whether under any options under this Lease or otherwise, unless expressly so provided in this Lease or an amendment to this Lease.

                                   EXHIBIT "G"
                                LETTER OF CREDIT

                                                         $__________________
Letter of Credit #____________

To:                        FG 2200, LLC
                           631 U.S. Highway 1
                           Suite 206E
                           North Palm Beach, Florida 33408

By Order of:               BarPoint.com, Inc.
                           __________________
                           __________________
Gentlemen:

         We hereby establish in favor of you this irrevocable Letter of Credit for the account of ______________ (the "Company") for an amount in U.S. Dollars equal to $______________ (the "Commitment").

         Drawings under this Letter of Credit shall be made by delivering to our Letter of Credit department at its address specified in Annex A hereto, (i) a draft in the form of Annex A, purportedly signed by a member or manager of your limited liability company (or other similar officer) or by the president or any vice president (or other similar officer) of the Transferee hereinafter referred to, and specifying the amount of such drawing; and (ii) a sworn affidavit (in the form of Annex B) proportedly signed by a member or manager of your limited liability company (or other similar officer) or by the president or any vice-president (or other similar officer) of the Transferee, under oath that all requirements necessary to draw upon this Letter of Credit as set forth in your Lease with BARPOINT.COM, INC., dated ___________________, 2000, have been met.

         Drafts so presented shall be payable at our counter in ___________, Florida in immediately available _________, Florida funds no later than the next business day following presentment in conformity with the provisions of this Letter of Credit. We hereby waive any provisions of (the Uniform Commercial Code as enacted in Florida), permitting us to defer honoring a draft drawn under this Letter of Credit until the close of the seventh business day following receipt of the draft and agree, as aforesaid, subject to compliance with the other terms of this Letter of Credit, to honor each such draft no later than the next business day following presentation to us.

         If the undersigned does not honor a draft or demand for payment under this Letter of Credit, the undersigned will, prior to the end of the business day following the day on which such draft or demand is presented, deliver to you (or other presenter) a written statement, specifying with particularity, the grounds for such dishonor or non-payment; all grounds other than those expressly set forth in such written statement shall be deemed waived to the extent provided by law.

         The undersigned warrants and represents to you that if the amount of this Letter of Credit is treated as a loan by the undersigned to the aforesaid customer, and such loan is aggregated with all other outstanding loans to such customer, the undersigned has not exceeded its legal loan limit to such customer, and the undersigned has complied with all other applicable laws, rules and regulations relating to the issuance of this Letter of Credit. The undersigned will indemnify and save and hold you harmless from all damages resulting frm breach of this warranty and representation.

         This Letter of Credit sets forth all of the terms and conditions of our obligation to you and shall not be amended or modified except by written instrument duly executed by you and us.

         We engage with you that all drafts under and in compliance with the terms of this Letter of Credit will be duly honored by us.

         This Letter of Credit may be transferred, one or more times, in its entirety by you or any transferee of this Letter of Credit (a "Transferee") and any Transferee shall succeed to all of the rights hereunder of such Transferee's transferor; provided, however, that no transfer shall be effective unless (A) the transferor shall first have submitted to us (x) an instruction in the form of the specimen attached hereto as Annex C and (y) a verification by the transferor's bank of the correctness of the signature and title of the person signing the instruction and (B) notice of such transfer has been endorsed hereon by us. Upon submission to us of the items referred to in clause (A) above, we will endorse a notice of transfer on this Letter of Credit. The submission to us of the items referred to in clause (A) above shall be conclusive as to the identity of any Transferee of this Letter of Credit. The last Transferee hereof, from time to time, shall be the Transferee hereof for purposes of the second paragraph of this Letter of Credit. Transfer charges will be for the account of the opener - the Company.

         We further consent to the assignment by you (or any Transferee) of the proceeds of this Letter of Credit and agree to recognize any such assignment provided that (1) you (or such Transferee) give written instruction to us in the form of Annex D with verification by the assignor's bank of the correctness of the signature and title of the person signing the instruction and (2) the assignee possesses this Letter of Credit and presents same as a condition to honor.

         This Letter of Credit shall expire ___________________, unless extended as provided herein.

         It is a condition of this credit that it will be automatically extended without amendment for an additional period of 12 months from the present and each future expiration date, unless, not less than 30 days prior to the then-relevant expiration date, we notify you by certified United States mail, return receipt requested, at the address set forth above (or such other address as to which you, or any Transferee, shall give us written notice by certified United States mail, return receipt requested, and with a copy by certified United States mail, return receipt requested, to your attorney, Arthur J. Menor, Esquire, Shutts & Bowen LLP, 250 Australian Avenue South, Suite 500, West Palm Beach Florida 33401 [or such other attorney or other address as to which you, or any Transferee, shall give us written notice by certified United States mail, return receipt requested]) that we elect not to extend this credit for any additional period. Upon your receipt of such a notification, you may draw your sight draft on us prior to the then-relevant expiration date for the unused balance of this credit.

         Except as far as otherwise expressly stated, this Letter of Credit shall be governed by laws of the State of Florida, including without limitation, the Uniform Commercial Code as enacted in the State of Florida, as amended.

                                          _________________________________Bank
                                          By:______________________________
                                          Name:____________________________
                                          Title:_____________________________

                           ANNEX A TO LETTER OF CREDIT


City and Date of Draft _________________________________________________________

To the Order of ________________________________________________________________
                       (Name of Beneficiary or Transferee, as applicable)

Pay _____________________________ AND NO/100 DOLLARS at Sight.

For value received under Letter of Credit Number ___________________,

To:               (Name and address of issuing bank)
                  (must be street address, not post office box)
                  _____________________________________________
                  _____________________________________________
                  _____________________________________________
                  _____________________________________________

                                                     ___________________________

                                                     By:________________________
                                                     Name:______________________
                                                     Title:_____________________

                           ANNEX B TO LETTER OF CREDIT





STATE OF _____________)

COUNTY OF ___________)



                                    Affidavit

         I, _________________, being duly sworn according to law hereby depose and say that:

         1. I am a [Manager or Member] of FG 2200, LLC, a Florida limited liability company; and

         2. All requirements necessary to draw upon the attached _________________________ [insert Bank] Letter of Credit No. ___________________
as set forth in that certain Lease dated _____________, 2000, between FG 2200, LLC, a Florida limited liability company, as Landlord, and BARPOINT.COM, INC., a Florida corporation, as Tenant, have been met and the amount of this drawing is in accordance with the Lease. Reference to the Lease is for identification purposes only and such reference shall not be construed in any manner to permit _________________________ [name of bank] to inquire into its terms and conditions.


                                   Signed by:__________________________________
                                              (indicate name and title)


Sworn to, subscribed, and acknowledged before me this ___ day of __________, 200__, by _____________________________, who is personally known to me or who has produced _________________________________________________ as
identification.

OFFICIAL NOTARIAL SEAL:
                                                     ___________________________

                                                     ___________________________
                                                    (Type, print, or stamp name)
                                                    Notary Public

                                                    Commission No. _____________

                                                    My Commission Expires:

                           ANNEX C TO LETTER OF CREDIT


________________________
________________________
________________________
________________________


         Re: Your Irrevocable Letter of Credit Number _________________________ dated ________________ in original amount of $____________________

Gentlemen:

         We hereby transfer to:

                         ______________________________
                         ______________________________
                         ______________________________
                        (name and address of transferee)

all of the rights of the beneficiary of the letter of credit.

                            Yours very truly,

                            (Name of original beneficiary or other transferor)



                            By:__________________________________________



Signature Guaranteed:               Acknowledged by:

_________________________  ___________________________________________

By:______________________  ___________________________________________
                                   Authorized Signature

                           ANNEX D TO LETTER OF CREDIT



________________________
________________________
________________________
________________________

         Re: Your Irrevocable Letter of Credit Number __________________ dated
             __________________ in original amount of $________________________

Gentlemen:

         We hereby transfer to:

                         ______________________________
                         ______________________________
                         ______________________________
                        (name and address of transferee)

all of the proceeds of the letter of credit.

                            Yours very truly,

                            (Name of original beneficiary or other transferor)



                            By:__________________________________________



Signature Guaranteed:               Acknowledged by:

_________________________  ___________________________________________
By:______________________  ___________________________________________
    Authorized Signature           Authorized Signature

                                   EXHIBIT "H"

                       WAIVER OF LANDLORD'S LIEN AGREEMENT

         This Landlord's Lien Agreement (the "Agreement") is entered into by FG 2200, LLC ("Landlord"), whose notification address is 631 U.S. Highway 1, Suite 206E, North Palm Beach, Florida 33408, BARPOINT.COM, INC.("Tenant"), whose notification address is 2200 S.W. 10th Street, Deerfield Beach, Florida 33442; and _________________________________________________________ ("Lender"), whose notification address is
_______________________________________________________________________________.

         1. Landlord owns the following Building: 2200 S.W. 10th Street, Deerfield Beach, Florida 33442..

         2. Tenant is leasing the Building from Landlord.

         3. Tenant has granted Lender a security interest in the Collateral consisting of the property listed on Exhibit "A" to this Agreement.

         4. Landlord waives and releases all liens, security interests, and other rights of Landlord of any type or nature, whether statutory or contractual, that Landlord may now have or ever acquire in the Collateral.

         5. Tenant agrees and warrants that none of the Collateral shall be attached or affixed to the Building or Premises in such a manner that it cannot be removed without damage to (a) floors, ceilings, walls, windows, or doors of the Building or Premises, (b) the mechanical, electrical, plumbing, or other systems of the Building, or (c) the proper functioning of the Building systems.

         6. Lender shall have the right to remove the Collateral from the Premises and sell or dispose of the Collateral under any security, loan, or other agreement between Lender and Tenant as to the Collateral. As a condition to the exercise of this right, Lender shall first notify Landlord's Building manager of its intention to remove the Collateral, and shall comply with all reasonable scheduling and removal procedures established by the Building manager. Lender agrees, at its sole cost and expense, to repair all damage (including replacement items as necessary) to the Building, the Premises, or to property of Landlord or others located in the Building resulting from the removal of the Collateral from the Premises. All repairs shall be accomplished subject to such conditions as Landlord may reasonably require. If Lender fails to complete the repairs within 30 days after removal of the Collateral, Landlord may do so; and all costs incurred by Landlord in doing so, shall be due and payable by Lender to Landlord on written demand. Any sum not paid by Lender within 30 days of written demand from Landlord shall bear interest at the Lender's prime general reference rate of interest until paid.

         7. If Landlord retakes possession of the Premises following a default by Tenant or on expiration or termination of the Lease, Landlord may notify Lender in writing of such circumstance, and if the Collateral has not been removed from the Premises within 30 days after the date of the written notice, Lender shall be deemed to have abandoned all security interests and other rights in the Collateral, and Landlord shall be free to hold, dispose of, or otherwise deal with the Collateral however Landlord wishes. The foregoing 30 day period shall be tolled during any period that Lender is unable to enforce its security interest and other rights in the Collateral by virtue of any stay under the United States Bankruptcy Code or other injunction of which Landlord has received written notice from Lender prior to the expiration of the 30 day period.

         8. Landlord shall never have any duty to Lender to insure, repair, or otherwise care for the Collateral. Landlord shall have no duty to Lender to prevent removal of the Collateral from the Premises by Tenant or others. Landlord shall have no duty to notify Lender of any default or nonperformance by Tenant, any modification or amendment of the Lease, or any other event or circumstance relating to Tenant, the Collateral, or the Premises. Landlord shall attempt in good faith to notify any purchaser of the Building from Landlord of the existence of this Agreement.

         9. Any party may change its notification address by sending written notice to the other parties. Notice given in writing by certified United States mail to a party's notification address will be effective beginning on the third business day after being so mailed. Notice given in any other manner will be effective when actually received.

         10. This Agreement shall bind and benefit the respective successors and assignees of Landlord,

Tenant, and Lender. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original.

         EXECUTED to be effective as of _______________________.

WITNESSES:                    LANDLORD:

                              FG 2200, LLC, a Florida limited liability company
_______________________

_______________________
Print or type name            By:_______________________________________________
                                       Daniel Mendicino, Manager
_______________________
                                                [CORPORATE SEAL]
_______________________
Print or type name
                              Date Executed:____________________________________


                              TENANT:

                              BARPOINT.COM, INC.,
                              a Florida corporation
_______________________
(Print or type name)

                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

                                                [CORPORATE SEAL]

(Print or type name)          Date Executed:____________________________________

                              LENDER:

_______________________       __________________________________________________

_______________________
(Print or type name)          By:_______________________________________________
                              Name:_____________________________________________
_______________________       Title:____________________________________________
                              Date Executed:____________________________________
_______________________
(Print or type name)

                                   EXHIBIT "A"

                            Description of Collateral

                                   EXHIBIT "I"

                              INTENTIONALLY OMITTED

                                   EXHIBIT "J"

                                    GUARANTY

         For value received and in consideration of and in order to induce FG 2200, LLC, a Florida limited liability company (the "Landlord") to enter into that certain Lease dated _____ 2000, between Landlord and BARPOINT.COM, INC, a Florida corporation (the "Tenant"), for property located at 2200 SW 10th Street, Deerfield Beach, Florida (the "Lease") and other good and valuable considerations, the undersigned (the "Guarantor") , acting as principal and not as surety merely, absolutely and unconditionally, for itself and its legal representatives, successors, and assigns, guarantees to the Landlord and to its legal representatives, successors, and assigns, the prompt payment by Tenant and by its legal representatives, successors, and assigns of rent or any other sum payable by Tenant under any provisions of the Lease, including amounts payable by Tenant under Section 9F of the Lease.

         Terms used in this Guaranty which are defined in the Lease shall have the same definitions as those terms have in the Lease unless the context clearly indicates a contrary intent.

         Notice of all defaults is waived and consent is given to all extensions of time that the Landlord may grant to Tenant in the performance of any of the terms of the Lease or to the waiving in whole or in part of performance, or to the releasing of Tenant in whole or in part from any performance, or to the adjusting of any dispute concerning the Lease; and no defaults, extensions, waivers, releases, or adjustments, with or without the knowledge of the undersigned, shall affect or discharge the liability of the undersigned. In any suit, action, or other proceeding, including arbitration or bankruptcy, arising out of or in any manner relating to this Guaranty, the Lease, the Premises, or the Building Project (including (i) the enforcement or interpretation of a party's rights or obligations under this Guaranty whether in contract, tort, or both, or (ii) the declaration of any rights or obligations under this Guaranty), the prevailing party, as determined by the court or arbitrator, shall be entitled to recover from the losing party reasonable attorneys' fees and disbursements (including disbursements that would not otherwise be taxable as costs in the proceeding).

         This Guaranty shall not be impaired by, and the undersigned consents to, any modification, supplement, extension, or amendment of the Lease to which the parties to the Lease may hereafter agree. The liability of the Guarantor hereunder is direct and unconditional and may be enforced without requiring the Landlord first to resort to any other right, remedy, or security. The Guarantor shall have no right of subrogation, reimbursement, or indemnity whatsoever, nor any right of recourse to security for the debts and obligations of Tenant to Landlord. Guarantor waives all defenses based on claims that Landlord has impaired any collateral for the Tenant's obligations to Landlord or to Guarantor, including any such claim based on Lender's failure to perfect or maintain any security interest in Tenant's Property.

         This Guaranty is a continuing guaranty that shall be effective before the commencement of the Lease Term, and shall remain effective following the Lease Term as to any surviving provisions that remain effective after the termination of the Lease. The Guarantor's obligations under this Guaranty shall also continue in full force and effect after any transfer of the Tenant's interest under the Lease as defined in the Lease.

         The liability of Guarantor under this Guaranty shall in no way be affected, modified, or diminished by reason of (a) any assignment, renewal, modification, amendment, or extension of the Lease, or (b) any modification or waiver of or change in any of the terms, covenants, and conditions of the Lease by Landlord and Tenant, or (c) any extension of time that may be granted by Landlord to Tenant, or (d) any consent, release, indulgence, or other action, inaction, or omission under or in respect of the Lease, or (e) any dealings or transactions or matter or thing occurring between Landlord and Tenant, or (f) any bankruptcy, insolvency, reorganization, liquidation, arrangement, assignment for the benefit of creditors, receivership, trusteeship, or similar proceeding affecting Tenant, or the rejection or disaffirmance of the Lease in any proceedings, whether or not notice of the proceedings is given to Guarantor.

         Should Landlord be obligated by any bankruptcy or other law to repay to Tenant or to Guarantor or to any trustee, receiver, or other representative of either of them, any amounts previously paid, this Guaranty shall be reinstated in the amount of the repayments. Landlord shall not be required to litigate or otherwise dispute its obligation to make any repayments if it in good faith believes that the obligation exists.

         For purposes of this Guaranty, on a default by Tenant in the payment of any rent or any other sum payable by Tenant under any of the provisions of the Lease, including the amounts payable by Tenant under Section 9F of the Lease, the entire balance of all forms of rent due under the Lease for the remainder of the Lease Term may be declared to be forthwith due and payable in the amounts and as otherwise provided in Section 9D of the Lease notwithstanding any stay, injunction, or other prohibition preventing a similar declaration as against Tenant and, in the event of any such declaration by Landlord, all of the obligations (whether or not due and payable by Tenant) shall forthwith become due and payable by Guarantor under this Guaranty in the amounts and as otherwise provided in
Section 9D of the Lease.

         No delay on the part of Landlord in exercising any right under this Guaranty or failure to exercise any right shall operate as a waiver of or otherwise affect any right nor shall any single or partial exercise of a right preclude any other or further exercise of the right or the exercise of any other right.

         No waiver or modification of any provision or this Guaranty nor any termination of this Guaranty shall be effective unless in writing and signed by Landlord; nor shall any such waiver be applicable except in the specific instance for which given.

         All of Landlord's rights and remedies under the Lease and under this Guaranty, now or hereafter existing at law or in equity or by statute or otherwise, are intended to be distinct, separate, and cumulative and no exercise or partial exercise of any right or remedy mentioned in the Lease or this Guaranty is intended to be in exclusion of or a waiver of any of the others.

         If Landlord assigns the Lease or sells the Building Project, Landlord may assign this Guaranty to the assignee or transferee, who shall there on succeed to the rights of Landlord under this Guaranty to the same extent as if the assignee were an original guaranteed party named in this Guaranty, and the same rights shall accrue to each subsequent assignee of this Guaranty. If Tenant assigns or sublets the Premises, the obligations of the Guarantor under this Guaranty shall remain in full force and effect.

         From time to time, Guarantor, on not less than five days' prior notice, shall execute and deliver to Landlord an estoppel certificate in a form generally consistent with the requirements of institutional lenders and certified to Landlord and any mortgagee or prospective mortgagee or purchaser of the Building Project. In addition, if requested, Guarantor shall provide any financial information concerning Guarantor that may be reasonably requested by any mortgagee or prospective mortgagee or purchaser of the Building Project.

         If any provision of this Guaranty or the application of any provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of that provision and this Guaranty and the application of the provision to persons or circumstances other than those as to which it is invalid or enforceable shall not be affected thereby, and the remainder of the provision and this Guaranty shall otherwise remain in full force and effect.

         As a further inducement to Landlord to make and enter into the Lease and in consideration of Landlord's execution of the Lease, Landlord and Guarantor waive trial by jury in any action or proceeding brought on, under, or by virtue of this Guaranty.

         Without regard to principles of conflicts of laws, the validity, interpretation, performance, and enforcement of this Guaranty shall be governed by and construed in accordance with the internal laws of the State of Florida and shall be deemed to have been made and performed in the State of Florida.

         Any legal action or proceeding arising out of or in any way connected with this Guaranty shall be instituted in a court (federal or state) located in Broward County or Palm Beach County, Florida, which shall be the exclusive jurisdiction and venue for litigation concerning this Guaranty. Landlord and Guarantor shall be subject to the personal jurisdiction of those courts in any legal action or proceeding. In addition, Landlord and Guarantor waive any objection that they may now have or hereafter have to the laying of venue of any action or proceeding in those courts, and further waive the right to plead or claim that any action or proceeding brought in any of those courts has been brought in an inconvenient form.

         The obligations of Guarantor under this Guaranty are secured by a clean, unconditional, irrevocable, negotiable letter of credit (the "Guaranty Letter of Credit"), which Guaranty Letter of Credit shall be issued by a bank which is reasonably acceptable to Landlord and which is located in Broward County or Palm Beach County, Florida, naming Landlord (or its successor as Landlord) as beneficiary and in the form of EXHIBIT

"G" to the Lease. Upon issuance of the Guaranty Letter of Credit, a copy of it shall be attached to the Lease. The Guaranty Letter of Credit shall have a term of at least 12 months, and it shall by its terms be renewed automatically each year by the bank, unless the bank gives written notice to the beneficiary, at least 30 days prior to the expiration date of the then existing Guaranty Letter of Credit, that the bank elects that it not be renewed. If the Guaranty Letter of Credit is ever not renewed and has less than 30 days remaining in its term, Landlord may draw on it and will then hold the proceeds as a cash security deposit (separate from the Security Deposit under the Lease) and generally in accordance with the terms of the Lease governing the Security Deposit. The Guaranty Letter of Credit shall be transferable to any subsequent owner of the Building Project. Guarantor shall reimburse Landlord for all transfer fees incurred.

         Commencing on January 1, 2002, the amount of the Guaranty Letter of Credit shall be reduced by $70,000.00 per year effective on January 1st of each year.

         Notwithstanding anything contained in the Lease or this Guaranty to the contrary, this a "non-recourse" guaranty and Landlord shall look solely to the Guaranty Letter of Credit to satisfy any obligations owed by Guarantor under this Guaranty and Guarantor shall have no personal liability to Landlord under this Guaranty.

         None of Guarantor's members, managers, officers, employees, agents, or affiliates shall ever have any personal liability to Landlord under this Guaranty.

         If there is more than one Guarantor, the liability of each Guarantor shall be joint and several with all other Guarantors.

                           BPNT I LLC, a Florida limited liability company

                           By:______________________________________________



                           Dated: ___________________________, 2000


STATE OF FLORIDA  )
                  ) ss:
COUNTY OF         )

         The foregoing instrument was acknowledged before me this ____ day of __________________, 2000, by ____________________________, as manager of BPNT I
LLC, a Florida limited liability company, on behalf of the company, who is personally known to me or who has produced _____________________________ as identification.


OFFICIAL NOTARIAL SEAL:               __________________________________________

                                      __________________________________________
                                      (type, print, or stamp name)

                                      NOTARY PUBLIC

                                      My commission expires: ___________________

                                      Commission No. ___________________________

             RIDER NO. 1 ANNEXED TO AND MADE A PART OF LEASE BETWEEN
                           FG 2200, LLC, AS LANDLORD,
                                       AND
                          BARPOINT.COM, INC., AS TENANT

                                OPTION TO EXTEND

         1. Tenant shall have the option to extend the Lease Term for an additional period of 60 months, for the Premises as originally demised under the Lease on the same terms and conditions as provided in the Lease (unless hereafter changed or modified by a mutual agreement in writing), except that, for the extended term:

                  (a) on exercise of this option to extend the Lease Term, the Lease, as extended, shall not contain any further option to extend as provided in this Rider;

                  (b) the Base Rent shall be determined in accordance with Paragraph 3 of this Rider, but in no event shall it be less than the Base Rent payable for the 12 month period immediately preceding the expiration of the original term of the Lease; and

                  (c) except for Landlord's maintenance and repair obligations under the Lease, Landlord shall have no obligation to perform any alterations or tenant improvements or other work in the Premises and Tenant shall continue possession of the Premises in its "as is," "where is," and "with all faults" condition.

         2. The exercise of the option set forth in this Rider shall only be effective on, and in strict compliance with, the following terms and conditions:

                  (a) Notice of Tenant's exercise of the option (the "Extension Notice") shall be given by Tenant to Landlord not later than December 31, 2009. Time shall be of the essence as to the exercise of any election by Tenant under this Rider.

                  (b) At the time of Tenant giving Landlord notice of its election to extend the Lease Term and on the expiration of the initial term, the Lease shall be in full force and effect and Tenant shall not be in default under any of the terms, covenants, and conditions of the Lease beyond any applicable grace period.

         3. The Base Rent, exclusive of any sales and use taxes, shall be a sum equal to the fair and reasonable market rental value of the Premises for the extended term, taking into account the rentals at which extensions of leases are being concluded for comparable space at that time and for such a term and taking into account the terms and conditions of the Lease (the "Fair Market Rental Value" or the "Value").

                  (a) Within 30 days after receipt of the Extension Notice, Landlord shall advise Tenant of the applicable Base Rent for the extended term. Tenant, within 30 days after the date on which Landlord advises Tenant of the applicable Base Rent for the extended term, shall either (i) give Landlord final binding notice ("Binding Notice") of Tenant's exercise of its option, or (ii) if Tenant disagrees with Landlord's determination of the Fair Market Rental Value, provide Landlord with notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within the 30 day period, Tenant's election of the option to extend the Lease shall, at Landlord's option, be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into an amendment to the Lease extending the Lease Term in accordance with the terms and conditions of this Rider.

                  (b) If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree on the Fair Market Rental Value for the Premises during the extended term. On agreement, Landlord and Tenant shall enter into an amendment to the Lease extending the Lease Term in accordance with the terms and conditions of this Rider.

                  (c) If Landlord and Tenant cannot agree on the Value within 30 days after receipt of the Rejection Notice, Tenant shall have the option to withdraw its election to extend the Lease Term by giving Landlord notice of withdrawal within ten days after the expiration of the 30 day period. If Tenant elects to withdraw its election to extend, Tenant's right to extend the Lease Term shall be null and void and of no further force and effect.

                  (d) If Landlord and Tenant cannot agree on the Value within 30 days after receipt of the Rejection Notice and, in addition, Tenant does not elect to withdraw its election to extend the Lease Term, Landlord and Tenant, within 20 days after the expiration of the 30 day period, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Value (collectively referred to as the "Estimates"). If the higher of the Estimates is not more than 105% of the lower of the Estimates, then the Fair Market Rental Value shall be the average of the two Estimates. If the higher of the Estimates is more than 105% of the lower of the Estimates, Landlord and Tenant, within seven days after the exchange of the Estimates, shall each select an MAI appraiser with experience in commercial real estate activities, including at least ten years experience in appraising office space in the local area in which the Building Project is located. On selection, Landlord's and Tenant's appraisers shall work together in good faith to agree on which of the two Estimates most closely reflects the Fair Market Rental Value. The estimate that is selected by the appraisers shall be binding on both Landlord and Tenant. If either Landlord or Tenant fails to appoint an appraiser within the seven day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes of this section. If the two appraisers cannot agree on which of the two Estimates most closely reflects the Value within 20 days after their appointment, then, within ten days after the expiration of the 20 day period, the two appraisers shall select a third appraiser meeting the criteria stated above. Once the third appraiser has been selected, then, as soon thereafter as practical but in any case within 14 days, the third appraiser shall make his determination as to which of the Estimates most closely reflects the Fair Market Rental Value. The determination by the third appraiser shall be rendered in writing to both Landlord and Tenant and shall be final and binding on them. If the third appraiser believes that expert advice would materially assist him, he may retain one or more qualified persons to provide expert advice. The parties shall share equally in the cost of the third appraiser and of any experts retained by the third appraiser. Any fees of any counsel or experts engaged directly by Landlord or Tenant, including the appraisers selected by Landlord and Tenant, however, shall be borne by the party retaining the counsel or expert.

                  (e) On a determination of the Value under the preceding procedure, Landlord and Tenant shall enter into an amendment to the Lease extending the Lease Term in accordance with the terms and conditions of this Rider.

                  (f) If at the date of commencement of the extended term, the Base Rent shall not have been determined, then, pending determination, Tenant shall pay to Landlord Base Rent at a sum equal to (i) the Base Rent payable for the immediately preceding 12 month period plus (ii) 20% of the Base Rent (the "Temporary Rate"). After a determination of Base Rent is made (x) if the rate is greater than the Temporary Rate, Tenant shall promptly pay to Landlord the difference between the rent previously paid at the Temporary Rate and the greater rate, as determined or (y) if the rate is less than the Temporary Rate, Landlord shall promptly pay to Tenant the difference between the rent previously paid at the Temporary Rate and the lesser rate, as determined.

         IN WITNESS WHEREOF, this Rider has been executed on behalf of Landlord and Tenant as of the Date of the Lease.

WITNESSES:                     LANDLORD:

_______________________        FG 2200, LLC, a Florida limited liability company

_______________________        By:__/s/ Daniel Mendicino
Print or type name                      Daniel Mendicino, Manager
                               Date Executed:__________________________

_______________________
                                                 [CORPORATE SEAL]
_______________________
Print or type name


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                       TENANT:

_____________________                  BARPOINT.COM, INC., a Florida corporation

_____________________                  By: _____________________________________
(Print or type name)                   Name:____________________________________
                                       Title:___________________________________
                                       Date Executed:___________________________

                                                    [CORPORATE SEAL]
(Print or type name)

                         RIDER NO. 2 TO LEASE AGREEMENT
                                     BETWEEN
                           FG 2200, LLC, AS LANDLORD,
                                       AND
                          BARPOINT.COM, INC., AS TENANT

                              Intentionally Omitted

             RIDER NO. 3 ANNEXED TO AND MADE A PART OF LEASE BETWEEN
                           FG 2200, LLC, AS LANDLORD,
                                       AND
                          BARPOINT.COM, INC., AS TENANT

                          LICENSE TO USE ROOFTOP SPACE

         1. License to Use Rooftop Space. Subject to the terms of this License, Landlord grants to Tenant a license to locate the communications equipment described in EXHIBIT "A" attached to this Rider (the "Equipment") in the area on the roof of the Building Project indicated on EXHIBIT "B" attached to this Rider (the "Equipment Space") during the Lease Term. The rights granted under this License are non-exclusive, limited use rights, in the nature of a license, which rights are personal to Tenant and may not be assigned. Tenant understands and agrees that Landlord may, from time to time, upon not less than 90 days' written notice, relocate the Equipment Space to another area of the roof of the Building Project; provided that such relocation shall not materially, substantially, and unreasonably interfere with Tenant's use of the Equipment and shall be made at Landlord's sole cost and expense.

         2. Installation of the Equipment. Tenant shall, at its sole cost and expense, and at its sole risk, install the Equipment in a good and workmanlike manner, and in compliance with all of the following (the "Codes"): building, electric, communications, and safety codes, ordinances, standards, regulations, and requirements of the Federal Government, including, without limitation, the Federal Communications Commission (the "FCC") or any successor agency having jurisdiction over radio or telecommunications, the Federal Aviation Association, the State of Florida, Broward County, and all other governmental authorities having jurisdiction. Prior to installation, Tenant shall deliver to Landlord copies of Tenant's plans and specifications for the installation for the Equipment and proof that all plans and specifications are in accordance with the Codes. Tenant shall cause the plans and specifications for the Equipment to conform to Landlord's design and engineering criteria provided to Tenant from time to time in effect and shall make any reasonable changes required by Landlord or its agents, engineers, or architects. In no event shall Tenant's installation of the Equipment damage the Building Project or existing structures on the Building Project, or interfere with the maintenance of the Building Project, any system contained in the Building Project, any system currently serving the Building Project, or any radio or telecommunication equipment operated from the Building Project. Without limiting the generality of the foregoing, Tenant shall not install the Equipment in any manner which would void or limit any warranty or guaranty covering the roof of the Building Project. Tenant shall notify Landlord upon completion of the installation of the Equipment. Landlord's review and approval of the plans and specifications for the installation of the Equipment and Landlord's supervision and inspection of such installation shall not be construed in any way as approval by Landlord of the adequacy or safety of the installation of the Equipment or as a waiver of any of Landlord's rights under this License, and Tenant shall be solely responsible for the adequacy and safety of the installation and operation of the Equipment and solely liable for any damages or injury arising out of such installation and operation, other than injury or damages arising out of the negligence or willful misconduct of Landlord. Tenant shall pay to Landlord, upon demand, the cost of repairing any damage to the Building Project caused by such installation (including, but not limited to, all costs associated with any impairment of any roof warranty or guaranty) other than damages occurring due to the gross negligence or willful misconduct of Landlord.

         3. Access to the Equipment. During the Lease Term, Landlord agrees that Tenant shall have access to the Equipment Space as provided in this License for the purpose of installing, operating, maintaining, repairing, and removing the Equipment, provided however, that such access shall be limited to authorized employees and agents of Tenant, or persons under their direct supervision. Upon request, Tenant shall deliver to Landlord a list of Tenant's authorized employees and agents prior to any access to the Equipment Space, and those persons shall be required to give 48 hours' minimum advance notice prior to such access (except in case of an Emergency). Landlord shall have no responsibility or liability for the conduct or safety of any of Tenant's representatives, or repair, maintenance, and engineering personnel while in any part of the Building Project or the Equipment Space; it being understood and agreed that Tenant shall be solely liable for any injury to or death of any such person from any cause other than the gross negligence or willful misconduct of Landlord.

         4. Operation of Equipment. Tenant shall operate the Equipment in strict compliance with Landlord's rules and regulations, as communicated by Landlord to Tenant, and the Codes. Tenant covenants that the design and plans of the Equipment conform to the Codes. Tenant shall be solely responsible for obtaining all required permits, licenses, and consents, and all renewals thereof, to install and operate the

Equipment and shall provide copies thereof to Landlord upon request. In the event Tenant shall not have all such permits, licenses, and consents upon the execution date of this License, Tenant shall immediately commence the diligent prosecution of applications to obtain them. Nothing herein shall imply any duty or responsibility on the part of Landlord to obtain for Tenant any license or permit or renewal or extension thereof which may be necessary or proper for the conduct of Tenant's activities. The operation of the Equipment shall not interfere with the maintenance or operation of the Building Project, or any system now or hereafter contained in or serving the Building Project, or the operation of any existing radio or telecommunication equipment operated on or from the Building Project.

         5. Other Radio or Telecommunication Equipment. During the Lease Term, and subject to Landlord's rights under this License and under the Lease, Landlord reserves the right to lease space in the Building Project and grant licenses for space on the roof of the Building Project, for the operation of radio, telecommunication, and other equipment by other licensees and may relocate the Equipment Space in accordance with Paragraph 1 hereof, from time to time to utilize the space on the roof in a manner satisfactory to Landlord; provided, however, that such other equipment or relocation shall not unreasonably interfere with Tenant's installation, operation, maintenance, or repair of the Equipment.

         6. Indemnification of Landlord and Tenant. Tenant hereby agrees to indemnify and hold Landlord, its agents, and employees harmless from and against any and all costs, claims, damages, causes of action, and liability which may arise by reason of any occurrence attributable to or arising out of the installation, maintenance, repair, operation, or removal of any of the Equipment, including, without limitation, any claim or cause of action, or demand against Landlord, its agents, and employees arising out of any such occurrence, except when caused by the negligence or willful misconduct of Landlord. Landlord hereby agrees to indemnify and hold Tenant, its agents and employees, harmless from and against any and all costs, claims, damages, causes of action, and liability which may arise out of any such occurrence when caused by the negligence or willful misconduct of Landlord.

         7. Non-Liability for Certain Matters.

                  (a) Except as set forth in Paragraph 6 above, Landlord shall not be liable to Tenant by reason of inconvenience, annoyance, or injury to the Building Project or Equipment Space or activities conducted by Tenant therefrom, arising from the necessity of repairing any portion of the Building Project or Equipment Space, whether due to fire or otherwise, or from the making of any alterations or improvements in, or to, any portion of the Building Project or Equipment Space or in, or to, its fixtures, appurtenance, or equipment.

                  (b) Tenant shall give Landlord prompt written notice of any accident to any equipment or apparatus belonging to Landlord. Landlord shall not be liable for any latent defect or change or modification in the Building Project or Equipment Space, nor for any damage to property or persons caused by any overflow or leakage of water, steam, gas, electricity, or any other substance from any other source whatsoever except for such damage caused by the gross negligence or willful misconduct of Landlord.

                  (c) Landlord has not made any representations as to the condition or suitability of the Building Project of the Equipment Space for the uses intended to be made of them by Tenant, nor does this License constitute any representation or warranty that such use is a legal or allowable use.

         8. Casualty. Tenant shall be solely responsible for any loss or damage to the Equipment arising from casualty, fire, flood, tornado, or other acts of God.

         9. Landlord's Rules and Regulations. Landlord shall have the power, from time to time, to promulgate by written notice to Tenant all reasonably necessary or appropriate rules or regulations governing the operation of the Equipment, access to the Equipment Space, and transportation of the Equipment into and out of the Building Project, to insure the safe and orderly operation of the Building Project; provided, that such rules and regulations shall not unreasonably interfere with Tenant's use of the Equipment Space as contemplated herein. Tenant covenants and agrees to comply with all such rules and regulations.

         10. Removal of Equipment. On the expiration or sooner termination of this License, Tenant shall, at its sole cost and expense, remove from the Equipment Space the Equipment and any or all other property of Tenant and Tenant shall repair any damage to the Equipment Space and the Building Project resulting from such removal. Should Tenant fail to remove the Equipment or repair any damage resulting from removal, Landlord may remove the Equipment and repair all damage caused thereby and Tenant shall pay all costs incurred by Landlord upon demand.

         11. Utilities. Tenant shall, at its sole cost and expense, obtain electrical and telephone service and any other utilities necessary for utilization of the Equipment Space, including the installation of a separate meter and main breaker. Tenant shall pay the electrical utility provider directly for the electricity it consumes for its operations at the Equipment Space. Landlord shall not be liable to Tenant for any stoppages or shortages of electrical power furnished to the Equipment Space because of any act, omission, or requirement of the public utility serving the Building Project, or the act or omission of any other licensee of the Building Project, or for any other cause beyond the control of Landlord.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Rider as of the day and year first above written.

WITNESSES:                     LANDLORD:

                               FG 2200, LLC, a Florida limited liability company
/s/ Jacqueline Blake

Jacqueline Blake
Print or type name             By: /s/ Daniel Medicino
                                   Daniel Mendicino, Manager
/s/ Charles Carmichael
                                            [CORPORATE SEAL]
Charles Carmichael
Print or type name
                               Date Executed: November 30, 2000


                               TENANT:
/s/ Jacqueline Blake
                               BARPOINT.COM, INC.,
                               a Florida corporation
Jacqueline Blake
(Print or type name)

                               By: /s/ Michael R. Moore
                               Name: Michael R. Moore
                               Title: VP Business and Legal Affairs
/s/ Charles Carmichael
                                             [CORPORATE SEAL]
Charles Carmichael
(Print or type name)           Date Executed: November 30, 2000

                                   EXHIBIT "A"

                            DESCRIPTION OF EQUIPMENT

                                   EXHIBIT "B"

                           LOCATION OF EQUIPMENT SPACE